Exhibit 10.1

                                               Published CUSIP Number: 104577AD3

                                                               EXECUTION VERSION
--------------------------------------------------------------------------------

                                  $110,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                         BRADLEY PHARMACEUTICALS, INC.,
                                  as Borrower,

                                       and

                      CERTAIN SUBSIDIARIES OF THE BORROWER,
                                 as Guarantors,

                           THE LENDERS PARTIES HERETO,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as Administrative Agent,

                              JPMORGAN CHASE BANK,
                              as Syndication Agent

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             as Documentation Agent

                          Dated as of November 14, 2005

                         WACHOVIA CAPITAL MARKETS, LLC,
                   as Sole Lead Arranger and Sole Book Runner

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I  DEFINITIONS.........................................................1
      Section 1.1    Defined Terms.............................................1
      Section 1.2    Other Definitional Provisions............................28
      Section 1.3    Accounting Terms.........................................28
      Section 1.4    Time References..........................................28

ARTICLE II  THE LOANS; AMOUNT AND TERMS.......................................29
      Section 2.1    Revolving Loans..........................................29
      Section 2.2    Term Loan................................................31
      Section 2.3    Letter of Credit Subfacility.............................33
      Section 2.4    Swingline Loan Subfacility...............................37
      Section 2.5    Fees.....................................................39
      Section 2.6    Commitment Reductions....................................39
      Section 2.7    Prepayments..............................................40
      Section 2.8    Lending Offices..........................................43
      Section 2.9    Default Rate.............................................43
      Section 2.10   Conversion Options.......................................43
      Section 2.11   Computation of Interest and Fees.........................44
      Section 2.12   Pro Rata Treatment and Payments..........................45
      Section 2.13   Non-Receipt of Funds by the Administrative Agent.........47
      Section 2.14   Inability to Determine Interest Rate.....................48
      Section 2.15   Illegality...............................................48
      Section 2.16   Requirements of Law......................................49
      Section 2.17   Indemnity................................................50
      Section 2.18   Taxes....................................................51
      Section 2.19   Indemnification; Nature of Issuing
                       Lender's Duties........................................53

ARTICLE III  REPRESENTATIONS AND WARRANTIES...................................54
      Section 3.1    Financial Condition......................................54
      Section 3.2    No Change................................................55
      Section 3.3    Corporate Existence; Compliance with Law.................55
      Section 3.4    Corporate Power; Authorization;
                       Enforceable Obligations................................56
      Section 3.5    No Legal Bar; No Default.................................57
      Section 3.6    No Material Litigation...................................57
      Section 3.7    Investment Company Act; PUHCA; Etc.......................57
      Section 3.8    Margin Regulations.......................................57
      Section 3.9    ERISA....................................................58
      Section 3.10   Environmental Matters....................................58
      Section 3.11   Use of Proceeds..........................................59
      Section 3.12   Subsidiaries; Joint Ventures; Partnerships...............59
      Section 3.13   Ownership................................................60
      Section 3.14   Indebtedness.............................................60
      Section 3.15   Taxes....................................................60
      Section 3.16   Intellectual Property....................................60

      Section 3.17   Solvency.................................................61
      Section 3.18   Investments..............................................61
      Section 3.19   Location of Collateral...................................61
      Section 3.20   Brokers' Fees............................................62
      Section 3.21   Labor Matters............................................62
      Section 3.22   Security Documents.......................................62
      Section 3.23   Accuracy and Completeness of Information.................62
      Section 3.24   Fraud and Abuse..........................................63
      Section 3.25   Licensing and Accreditation..............................63
      Section 3.26   Other Regulatory Protection..............................63
      Section 3.27   Material Contracts.......................................64
      Section 3.28   Insurance................................................64
      Section 3.29   Reimbursement from Third Party Payors....................64
      Section 3.30   Other Agreements.........................................64
      Section 3.31   Classification as Senior Indebtedness....................65
      Section 3.32   Foreign Assets Control Regulations, Etc..................65
      Section 3.33   Compliance with OFAC Rules and Regulations...............65

ARTICLE IV  CONDITIONS PRECEDENT..............................................65
      Section 4.1    Conditions to Closing Date and
                       Initial Extensions of Credit...........................65
      Section 4.2    Conditions to All Extensions of Credit...................71

ARTICLE V  AFFIRMATIVE COVENANTS..............................................72
      Section 5.1    Financial Statements.....................................72
      Section 5.2    Certificates; Other Information..........................74
      Section 5.3    Payment of Obligations...................................75
      Section 5.4    Conduct of Business and Maintenance of Existence.........75
      Section 5.5    Maintenance of Property; Insurance.......................75
      Section 5.6    Inspection of Property; Books and Records;
                       Discussions............................................76
      Section 5.7    Notices..................................................76
      Section 5.8    Environmental Laws.......................................78
      Section 5.9    Financial Covenants......................................78
      Section 5.10   Additional Guarantors....................................79
      Section 5.11   Compliance with Law......................................79
      Section 5.12   Pledged Assets...........................................80
      Section 5.13   Covenants Regarding Patents,
                       Trademarks and Copyrights..............................80
      Section 5.14   Post-Closing Covenants...................................82

ARTICLE VI  NEGATIVE COVENANTS................................................82
      Section 6.1    Indebtedness.............................................83
      Section 6.2    Liens....................................................84
      Section 6.3    Nature of Business.......................................84
      Section 6.4    Consolidation, Merger, Sale or
                       Purchase of Assets, etc................................84
      Section 6.5    Advances, Investments and Loans..........................85
      Section 6.6    Transactions with Affiliates.............................85
      Section 6.7    Ownership of Subsidiaries; Restrictions..................85
      Section 6.8    Fiscal Year; Organizational Documents;
                       Material Contracts.....................................86
      Section 6.9    Limitation on Restricted Actions.........................86

      Section 6.10   Restricted Payments......................................86
      Section 6.11   Sale Leasebacks..........................................87
      Section 6.12   No Further Negative Pledges..............................87
      Section 6.13   Operating Lease Obligations..............................87
      Section 6.14   Deposit Account Control Agreements;
                       Additional Bank Accounts...............................87

ARTICLE VII  EVENTS OF DEFAULT................................................88
      Section 7.1    Events of Default........................................88
      Section 7.2    Acceleration; Remedies...................................91

ARTICLE VIII  THE AGENT.......................................................92
      Section 8.1    Appointment..............................................92
      Section 8.2    Delegation of Duties.....................................92
      Section 8.3    Exculpatory Provisions...................................92
      Section 8.4    Reliance by Administrative Agent.........................93
      Section 8.5    Notice of Default........................................93
      Section 8.6    Non-Reliance on Administrative Agent and
                       Other Lenders..........................................94
      Section 8.7    Indemnification..........................................94
      Section 8.8    Administrative Agent in Its Individual Capacity..........95
      Section 8.9    Successor Administrative Agent...........................95
      Section 8.10   Other Agents.............................................96
      Section 8.11   Releases.................................................96

ARTICLE IX  MISCELLANEOUS.....................................................96
      Section 9.1    Amendments, Waivers and Release of Collateral............96
      Section 9.2    Notices..................................................98
      Section 9.3    No Waiver; Cumulative Remedies..........................100
      Section 9.4    Survival of Representations and Warranties..............100
      Section 9.5    Payment of Expenses and Taxes...........................100
      Section 9.6    Successors and Assigns; Participations;
                      Purchasing Lenders.....................................101
      Section 9.7    Adjustments; Set-off....................................105
      Section 9.8    Table of Contents and Section Headings..................106
      Section 9.9    Counterparts............................................106
      Section 9.10   Effectiveness...........................................106
      Section 9.11   Severability............................................106
      Section 9.12   Integration.............................................106
      Section 9.13   Governing Law...........................................106
      Section 9.14   Consent to Jurisdiction and Service of Process..........107
      Section 9.15   Arbitration.............................................107
      Section 9.16   Confidentiality.........................................108
      Section 9.17   Acknowledgments.........................................109
      Section 9.18   Waivers of Jury Trial; Waiver of
                       Consequential Damages.................................110
      Section 9.19   Patriot Act Notice......................................110

ARTICLE X  GUARANTY..........................................................110
      Section 10.1   The Guaranty............................................110
      Section 10.2   Bankruptcy..............................................111
      Section 10.3   Nature of Liability.....................................111
      Section 10.4   Independent Obligation..................................112

      Section 10.5   Authorization...........................................112
      Section 10.6   Reliance................................................112
      Section 10.7   Waiver..................................................112
      Section 10.8   Limitation on Enforcement...............................114
      Section 10.9   Confirmation of Payment.................................114

Schedules
---------

Schedule 1.1-1                      Account Designation Letter
Schedule 1.1-2                      Permitted Investments
Schedule 1.1-3                      Permitted Liens
Schedule 2.1(b)(i)                  Form of Notice of Borrowing
Schedule 2.1(e)                     Form of Revolving Note
Schedule 2.2(d)                     Form of Term Note
Schedule 2.4(d)                     Form of Swingline Note
Schedule 2.10                       Form of Notice of Conversion/Extension
Schedule 2.18                       Tax Exempt Certificate
Schedule 3.12                       Subsidiaries
Schedule 3.16                       Intellectual Property
Schedule 3.19(a)                    Location of Real Property
Schedule 3.19(b)                    Location of Collateral
Schedule 3.19(c)                    Chief Executive Offices
Schedule 3.21                       Labor Matters
Schedule 3.27                       Material Contracts
Schedule 3.28                       Insurance
Schedule 4.1-1                      Form of Secretary's Certificate
Schedule 4.1-2                      Litigation
Schedule 4.1-3                      Form of Solvency Certificate
Schedule 4.1-4                      Mortgaged Properties
Schedule 4.1-5                      Closing EBITDA
Schedule 5.10                       Form of Joinder Agreement
Schedule 6.1(b)                     Indebtedness
Schedule 6.14                       Deposit and Securities Accounts
Schedule 9.6(c)                     Form of Commitment Transfer Supplement

      AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 14, 2005, among BRADLEY PHARMACEUTICALS, INC., a Delaware corporation (the "Borrower"), those Domestic Subsidiaries of the Borrower identified as a "Guarantor" on the signature pages hereto and such other Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (each a "Guarantor" and, collectively, the "Guarantors"), the several banks, financial institutions or other investment entities as are, or may from time to time become parties to this Credit Agreement (each a "Lender" and, collectively, the "Lenders"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:
                              --------------------

      WHEREAS, the Borrower, the Guarantors, the lenders party thereto and the Administrative Agent are parties to that certain Credit Agreement dated as of September 28, 2004 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Credit Agreement"); and

      WHEREAS, the Borrower desires to amend the Existing Credit Agreement as set forth herein and to restate the Existing Credit Agreement in its entirety to read as follows; and

      WHEREAS, the Borrower has requested that the Lenders make loans and other financial accommodations to the Borrower in the amount of up to $110,000,000, as more particularly described herein; and

      WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Borrower on the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1 Defined Terms.

      As used in this Credit Agreement, terms defined in the preamble to this Credit Agreement have the meanings therein indicated, and the following terms have the following meanings:

      "ABR Default Rate" shall mean the Alternate Base Rate plus the Applicable Percentage with respect to Alternate Base Rate Loans plus two percent (2%).

      "Accessible Borrowing Availability" shall mean, as of any date of determination, the amount that the Borrower is able to borrow on such date under the Revolving Committed

Amount without a Default or Event of Default occurring or existing after giving pro forma effect to such borrowing.

      "Account Designation Letter" shall mean the Account Designation Letter dated as of the Closing Date from the Borrower to the Administrative Agent substantially in the form attached hereto as Schedule 1.1-1.

      "Additional Credit Party" shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

      "Administrative Agent" shall have the meaning set forth in the first paragraph of this Credit Agreement and shall include any successors in such capacity.

      "Administrative Details Form" shall mean, with respect to any Lender, a document containing such Lender's contact information for purposes of notices provided under this Credit Agreement and account details for purposes of payments made to such Lender under this Credit Agreement.

      "Affiliate" shall mean as to any Person, any other Person (excluding any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote ten percent (10%) or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agreement" or "Credit Agreement" shall mean this Amended and Restated Credit Agreement, as amended, modified, restated, amended and restated, extended, replaced, increased or supplemented from time to time in accordance with its terms.

      "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced from time to time by Wachovia at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

      "Alternate Base Rate Loans" shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

      "Applicable Percentage" shall mean, for any day, the rate per annum set forth below, it being understood that the Applicable Percentage for (a) Revolving Loans and Term Loans that are Alternate Base Rate Loans shall be 3.00% at all times, (b) Revolving Loans and Term Loans that are LIBOR Rate Loans and the Letter of Credit Fee shall be 4.00% at all times, (c) the Commitment Fee shall be 0.50% at all times.

      "Approved Fund" shall mean, with respect to any Lender, any fund or trust or entity that invests in commercial bank loans in the ordinary course of business and is advised or managed by (i) such Lender, (ii) an Affiliate of such Lender, (iii) any other Lender or any Affiliate thereof or (iv) the same investment advisor as any Person described in clauses (i) - (iii).

      "Arranger" shall mean Wachovia Capital Markets, LLC, as Sole Lead Arranger and Sole Book Runner, together with its successors and/or assigns.

      "Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary whether by sale, lease, transfer or otherwise, in a single transaction or in a series of transactions. The term "Asset Disposition" shall not include (i) the sale, lease, transfer or other disposition of assets permitted by Section 6.4(a)(i), (ii), (iii)(A), (iv) or (v) hereof or (ii) any Equity Issuance.

      "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

      "Bankruptcy  Event" shall mean the occurrence of an Event of Default under
Section 7.1(f).

      "Borrower" shall have the meaning set forth in the first paragraph of this Credit Agreement.

      "Borrowing Date" shall mean, in respect of any Loan, the date such Loan is made.

      "Business" shall have the meaning set forth in Section 3.10(b).

      "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

      "Capital Lease" shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

      "Capital Lease Obligations" shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

      "Capital Stock" shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition ("Government Obligations"),
(ii) Dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six (6) months of the date of acquisition,
(iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's, and (vii) money market accounts subject to Rule 2a-7 of the Securities Exchange Act ("SEC Rule 2a-7") which consist primarily of cash and cash equivalents set forth in clauses (i) through (vi) above and of which 95% shall at all times be comprised of First Tier Securities (as defined in SEC Rule 2a-7) and any remaining amount shall at all times be comprised of Second Tier Securities (as defined in SEC Rule 2a-7).

      "CHAMPUS" shall mean the United States Department of Defense Civilian Health and Medical Program of the United States.

      "Change of Control" shall mean the occurrence of any of the following: (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) becomes the "beneficial owner" (as defined in Rule l3d-3 under the Securities Exchange Act) of more than twenty-five percent (25%) of then outstanding Voting Stock of the Borrower, measured by voting power rather than the number of shares, but shall not include any transfer of Voting Stock of the Borrower by Daniel Glassman for estate planning purposes to any family members of Daniel Glassman, or an entity controlled by any thereof or a trust for the benefit of any thereof so long as Daniel Glassman remains chairman of the board of directors and chief executive officer of the Borrower; (b) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Borrower then in office or (c) the occurrence of a "Change of Control" (or any comparable term) under, and as defined in, the documents evidencing or governing any Subordinated Indebtedness.

      "Closing Date" shall mean the date of this Credit Agreement.

      "CMS" shall mean the Center for Medicare and Medicaid Services and any successor thereto.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents and any other collateral that may from time to time secure the Credit Party Obligations.

      "Compliance  Certificate"  shall  have the  meaning  set forth in  Section
5.2(b).

      "Commitment" shall mean the Revolving Commitment, the LOC Commitment, the Term Loan Commitment and the Swingline Commitment, individually or collectively, as appropriate.

      "Commitment Fee" shall have the meaning set forth in Section 2.5(a).

      "Commitment Percentage" shall mean the Revolving Commitment Percentage and/or the Term Loan Commitment Percentage, as appropriate.

      "Commitment Period" shall mean (a) with respect to Revolving Loans, the period from and including the Closing Date to but excluding the Revolving Commitment Termination Date and (b) with respect to Letters of Credit, the period from and including the Closing Date to but excluding the date that is thirty (30) days prior to the Revolving Commitment Termination Date.

      "Commitment   Transfer   Supplement"  shall  mean  a  Commitment  Transfer
Supplement, substantially in the form of Schedule 9.6(c).

      "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

      "Consolidated Capital Expenditures" shall mean, for any period, all capital expenditures of the Borrower and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

      "Consolidated EBITDA" shall mean, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for
(A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation, amortization expense, all as determined in accordance with GAAP. Notwithstanding the foregoing, for purposes of calculating Consolidated EBITDA for the fiscal quarters ending September 30, 2005, December 31, 2005 and March 31, 2006, Consolidated EBITDA shall be determined by annualizing such calculations during such fiscal quarters such that (i) for the calculation of Consolidated EBITDA as of September 30, 2005, Consolidated EBITDA for the fiscal quarter ending September 30, 2005 would be multiplied by four (4), (ii) for the calculation of Consolidated EBITDA as of December 31, 2005, Consolidated EBITDA for the two fiscal quarter period then ending would be multiplied by two (2) and (iii) for the calculation of Consolidated EBITDA as of March 31, 2006, Consolidated EBITDA for the three fiscal quarter period then ending would be multiplied by one and one-third (1 1/3).

      "Consolidated Interest Expense" shall mean, for any period, all interest expense of the Borrower and its Subsidiaries (including, without limitation, the interest component under Capital Leases and any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, but excluding interest income), as determined in accordance with GAAP.

      "Consolidated Net Income" shall mean, for any period, net income (excluding extraordinary losses up to $3,000,000 in any twelve (12) month period and excluding extraordinary gains) after taxes for such period of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

      "Consolidated Working Capital" shall mean, for any period, (i) all current assets of the Borrower and its Subsidiaries on a consolidated basis minus (ii) all current liabilities of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

      "Continuing  Directors" shall mean, during any period of up to twenty-four
(24) consecutive months commencing after the Closing Date, individuals who at the beginning of such twenty-four (24) month period were directors of the Borrower (together with any new director whose election by the Borrower's board of directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved).

      "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any contract, agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

      "Convertible Bonds" shall mean the securities issued pursuant to the following: (i) the Indenture, dated June 11, 2003, between the Borrower and American Stock Transfer & Trust Company, (ii) the First Supplemental Indenture, dated as of July 24, 2003, between the Borrower and American Stock Transfer & Trust Company, (iii) the Registration Rights Agreement, dated as of June 11, 2003, between Borrower and UBS Securities LLC and Raymond James & Associates, Inc. (for whom UBS Securities LLC is acting as representative), and (iv) the Registration Rights Agreement, dated as of July 24, 2003, between Borrower and UBS Securities LLC and Raymond James & Associates, Inc. (for whom UBS Securities LLC is acting as representative).

      "Copyright Licenses" shall mean any written agreement naming any Credit Party as licensor and granting any right under any Copyright including, without limitation, any thereof referred to in Schedule 3.16.

      "Copyrights" shall mean (a) all registered copyrights of the Credit Parties and their Subsidiaries in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise including, without limitation, any thereof referred to in Schedule 3.16, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 3.16.

      "Credit Documents" shall mean this Credit Agreement, each of the Notes, any Joinder Agreement, the LOC Documents and the Security Documents.

      "Credit Party" shall mean any of the Borrower or the Guarantors.

      "Credit Party Obligations" shall mean, without duplication, (a) all of the obligations, indebtedness and liabilities of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (b) solely for purposes of the Security Documents and the Guaranty, all liabilities and obligations, whenever arising, owing from any Credit Party or any of their Subsidiaries to any Hedging Agreement Provider arising under any Secured Hedging Agreement.

      "Debt Issuance" shall mean the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries (excluding, for purposes hereof, any Equity Issuance or any Indebtedness of any Credit Party and its Subsidiaries permitted to be incurred pursuant to Section 6.1 hereof).

      "Default" shall mean any event which would constitute an Event of Default, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition with respect to such Event of Default, has been satisfied.

      "Defaulting Lender" shall mean, at any time, any Lender that, at such time
(a) has failed to make a Loan required pursuant to the terms of this Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

      "Deposit Account Control Agreement" shall mean an agreement among a Credit Party, a depository institution, and the Administrative Agent, which agreement is in a form acceptable to the Administrative Agent and which provides the Administrative Agent with "control" (as such term is used in Article 9 of the Uniform Commercial Code) over the deposit accounts described therein, as the same may be amended, restated, supplemented, extended, replaced or otherwise modified from time to time.

      "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

      "Domestic Lending Office" shall mean, initially, the office of each Lender designated as such Lender's Domestic Lending Office in such Lender's Administrative Details Form; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

      "Domestic Subsidiary" shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

      "Environmental Laws" shall mean any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.

      "Equity Issuance" shall mean any issuance by any Credit Party or any Subsidiary to any Person which is not a Credit Party of (a) shares or interests of its Capital Stock, (b) any shares or interests of its Capital Stock pursuant to the exercise of options or warrants (including, without limitation, employee stock options), (c) any shares or interests of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) warrants or options or other similar rights which are exercisable for or convertible into shares or interests of its Capital Stock. The term

"Equity Issuance" shall not include (i) any Asset Disposition, (ii) Debt Issuance or (iii) any equity issuance to officers or employees of any Credit Party.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Eurodollar Reserve Percentage" shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

      "Event of Default" shall mean any of the events specified in Section 7.1; provided, however, with respect to any such event, that any requirement for the giving of notice or the lapse of time, or both, or any other condition with respect thereto, has been satisfied.

      "Excess Cash Flow" shall mean, with respect to any fiscal year of the Borrower, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated EBITDA for such period minus (b) Consolidated Capital Expenditures for such period minus (c) Scheduled Funded Debt Payments made during such period minus (d) Consolidated Interest Expense (excluding any Consolidated Interest Expense associated with intercompany indebtedness) for such period minus (e) amounts paid in cash in respect of federal, state, local and foreign income taxes of the Borrower and its Subsidiaries with respect to such period minus (f) increases in Consolidated Working Capital plus (g) decreases in Consolidated Working Capital minus (h) optional prepayments of Revolving Loans (to the extent accompanied by a corresponding reduction of the Revolving Commitments).

      "Extension of Credit" shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

      "Federal Funds Effective Rate" shall have the meaning set forth in the definition of "Alternate Base Rate".

      "Fee Letter" shall mean the letter agreement dated June 29, 2005 addressed to the Borrower from Wachovia and the Arranger, as amended, modified or otherwise supplemented.

      "Fixed Charge Coverage Ratio" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of any fiscal quarter of the Borrower, the ratio of (i) Consolidated EBITDA for such period minus Consolidated Capital Expenditures made in cash during such period to the extent permitted under this Credit Agreement to (ii) the sum of Consolidated Interest Expense made in cash during such period to the extent permitted under this Credit Agreement plus Scheduled Funded Debt Payments for such period plus total federal, state, local and foreign income, value added and similar taxes paid or payable in cash during such period plus Restricted Payments made during such period. Notwithstanding the foregoing, for purposes of calculating the Fixed Charge Coverage Ratio for the fiscal quarters ending September 30, 2005, December 31, 2005 and March 31, 2006, the Fixed Charge Coverage Ratio shall be determined by annualizing Consolidated Interest Expense and the Scheduled Funded Debt Payments during such fiscal quarters such that (i) for the calculation of the Fixed Charge Coverage Ratio as of September 30, 2005, Consolidated Interest Expense and the Scheduled Funded Debt Payments for the fiscal quarter ending September 30, 2005 would be multiplied by four (4), (ii) for the calculation of the Fixed Charge Coverage Ratio as of December 31, 2005 Consolidated Interest Expense and the Scheduled Funded Debt Payments for the two fiscal quarter period then ending would be multiplied by two (2) and (iii) for the calculation of the Fixed Charge Coverage Ratio as of March 31, 2006, Consolidated Interest Expense and the Scheduled Funded Debt Payments for the three fiscal quarter period then ending would be multiplied by one and one-third (1 1/3).

      "Flood Hazard Property" shall have the meaning set forth in Section 4.1(e)(iv).

      "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

      "Fronting Fee" shall have the meaning set forth in Section 2.5(b).

      "Funded Debt" shall mean, with respect to any Person, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, earnout obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the principal portion of all obligations of such Person under Capital Leases, (f) all obligations of such Person under Hedging Agreements, excluding any portion thereof which would be accounted for as interest expense under GAAP, (g) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (h) all preferred Capital Stock or other equity interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (i) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (j) all Indebtedness of others of the type described in clauses (a) through (i) hereof secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (k) all Guaranty Obligations of such Person with respect to Indebtedness of another Person of the type described in clauses (a) through (i) hereof, and (l) all Indebtedness of the type described in clauses (a) through
(i) hereof of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer; provided, however, that with respect to Funded Debt of the Borrower and its

Subsidiaries, Funded Debt shall not include Subordinated Indebtedness among the Borrower and the Guarantors to the extent such Indebtedness would be eliminated on a consolidated basis.

      "GAAP" shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in
Section 5.9 to the provisions of Section 1.3.

      "Government Acts" shall have the meaning set forth in Section 2.19(a).

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guarantor" shall have the meaning set forth in the first paragraph of this Credit Agreement.

      "Guaranty Obligations" shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

      "Guaranty"  shall mean the guaranty of the Guarantors set forth in Article
X.

      "Hedging Agreement Provider" shall mean any Person that enters into a Secured Hedging Agreement with a Credit Party or any of its Subsidiaries that is permitted by Section 6.1(e) to the extent such Person is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Secured Hedging Agreement but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Credit Agreement; provided, in the case of a Secured Hedging Agreement with a Person who is no longer a Lender, such Person shall be considered a Hedging Agreement Provider only through the stated maturity date (without extension or renewal) of such Secured Hedging Agreement.

      "Hedging Agreements" shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

      "Immaterial Subsidiary" shall mean any Subsidiary having (a) assets with a book value of less than $100,000 and (b) EBITDA of less than $100,000 during the immediately preceding four (4) fiscal quarter period, as calculated in accordance with GAAP.

      "Indebtedness"   shall  mean,   with   respect  to  any  Person,   without
duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, earnout obligations) of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six
(6) months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases plus any accrued interest thereon, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock or other equity interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon, and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

      "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

      "Insolvent" shall mean being in a condition of Insolvency.

      "Intellectual   Property"  shall  mean,   collectively,   all  Copyrights,
Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

      "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan or Swingline Loan, the last Business Day of each March, June, September and December during the term of this Credit Agreement and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three (3) months or less, the last day of such Interest Period, (c) as to any LIBOR Rate Loan having an Interest Period longer than three (3) months, (i) each three (3) month anniversary following the first day of such Interest Period and (ii) the last day of such Interest Period and
(d) as to any Loan which is the subject of a mandatory prepayment required pursuant to Section 2.7(b) hereof, the date of such prepayment.

      "Interest Period" shall mean, with respect to any LIBOR Rate Loan,

            (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six (6) months thereafter, as selected by the Borrower in the Notice of Borrowing or Notice of Conversion/Extension given with respect thereto; and

            (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six (6) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto;

                  provided that the foregoing provisions are subject to the following:

                  (A) if any  Interest  Period  pertaining  to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (B) any Interest  Period  pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

                  (C) if the  Borrower  shall  fail to give  notice as  provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

                  (D) any  Interest  Period in  respect  of any Loan that  would otherwise extend beyond the applicable Maturity Date shall end on such Maturity Date, and further with regard to the Term Loan, no Interest Period shall extend beyond any principal amortization payment date unless the portion of such Term Loan consisting of Alternate Base Rate Loans together with the portion of such Term Loan consisting of LIBOR Rate Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and

                  (E) no more than five (5) LIBOR Rate Loans may be in effect at any time; provided that, for purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

      "Investment" shall mean all investments made directly or indirectly in, to or from any Person, whether in cash or by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

      "Issuing Lender" shall mean Wachovia and any successor in such capacity.

      "Issuing Lender Fees" shall have the meaning set forth in Section 2.5(c).

      "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Schedule 5.10, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

      "Lender" shall have the meaning set forth in the first paragraph of this Credit Agreement and shall include the Issuing Lender and the Swingline Lender.

      "Lender Commitment Letter" shall mean, with respect to any Lender, the letter (or other correspondence) to such Lender from the Administrative Agent notifying such Lender of its LOC Commitment, Revolving Commitment Percentage and/or Term Loan Commitment Percentage.

      "Letters of Credit" shall mean any letter of credit issued by the Issuing Lender pursuant to the terms hereof, as such letters of credit may be amended, modified, extended, renewed or replaced from time to time.

      "Letter of Credit Fee" shall have the meaning set forth in Section 2.5(b).

      "Leverage Ratio" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of any fiscal quarter of the Borrower, the ratio of (a) Funded Debt of the Borrower and its Subsidiaries on the last day of such period to (b) Consolidated EBITDA for such period.

      "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

      "LIBOR Lending Office" shall mean, initially, the office of each Lender designated as such Lender's LIBOR Lending Office in such Lender's Administrative Details Form; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

      "LIBOR Rate" shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

                                                LIBOR
                  LIBOR Rate = ------------------------------------
                               1.00 - Eurodollar Reserve Percentage

      "LIBOR Rate Loan" shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

      "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

      "Loan" shall mean a Revolving Loan, the Term Loan, and/or a Swingline Loan, as appropriate.

      "LOC Commitment" shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Commitment as specified in the Lender Commitment Letter, as such amount may be reduced from time to time in accordance with the provisions hereof.

      "LOC Committed Amount" shall mean, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in

Section 2.2 and, individually, the amount of each Lender's LOC Commitment as specified in its Lender Commitment Letter or in the Commitment Transfer Supplement.

      "LOC Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

      "LOC Obligations" shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

      "Mandatory LOC Borrowing" shall have the meaning set forth in Section 2.3(e).

      "Mandatory  Swingline  Borrowing"  shall  have the  meaning  set  forth in
Section 2.4(b)(ii).

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations, when such obligations are required to be performed, under this Credit Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Credit Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

      "Material Contract" shall mean any contract or other arrangement, whether written or oral, to which any Credit Party or any of its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

      "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

      "Maturity Date" shall mean the Revolving Commitment Termination Date or the Term Loan Maturity Date, as applicable.

      "Medicaid" shall mean that entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria.

      "Medicaid Certification" shall mean certification by a state agency or other such entity administering the Medicaid program that a health care provider or supplier is in compliance with all the conditions of participation set forth in the Medicaid Regulations.

      "Medicaid Provider Agreement" shall mean an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

      "Medicaid Regulations" shall mean, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above;
(iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and
(iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (ii) above, in each case as may be amended, supplemented or otherwise modified from time to time.

      "Medical Reimbursement Programs" shall mean Medicare, Medicaid and CHAMPUS programs and any other healthcare program operated by or financed in whole or in part by any foreign, domestic, federal, state or local government and any other non-government funded third party payor programs.

      "Medicare Certification" shall mean certification by CMS or an entity under contract with CMS that the health care provider or supplier is in compliance with all of the conditions of participation set forth in the Medicare Regulations.

      "Medicare Provider Agreement" shall mean an agreement entered into between CMS or other such entity administering the Medicare program on behalf of CMS, and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

      "Medicare" shall mean that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals.

      "Medicare Regulations" shall mean, collectively, all Federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all

Governmental Authorities (including, without limitation, the United States Department of Health and Human Services ("HHS"), CMS, the Office of the Inspector General for HHS (the "OIG"), or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

      "Moody's" shall mean Moody's Investors Service, Inc.

      "Mortgage Instrument" shall mean any mortgage, deed of trust or deed to secure debt executed by a Credit Party in favor of the Administrative Agent, for the benefit of the Lenders, pursuant to the terms of Section 4.1(e)(i), 5.10 or 5.12, as the same may be amended, modified, restated or supplemented from time to time.

      "Mortgage Policy" shall mean, with respect to any Mortgage Instrument, an ALTA mortgagee title insurance policy issued by a title company acceptable to the Administrative Agent in such amount as reasonably approved by the Administrative Agent, assuring the Administrative Agent that such Mortgage Instrument creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policy shall be in form and substance reasonably satisfactory to the Administrative Agent and shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request.

      "Mortgaged Property" shall mean any owned or leased real property of a Credit Party with respect to which such Credit Party executes a Mortgage Instrument in favor of the Administrative Agent.

      "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Net Cash Proceeds" shall mean the aggregate cash proceeds received by any Credit Party or any Subsidiary in respect of any Asset Disposition, Equity Issuance or Debt Issuance, net of (a) direct costs paid or payable as a result thereof (including, without limitation, reasonable legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by any Credit Party or any Subsidiary in respect of any Asset Disposition, Equity Issuance or Debt Issuance.

      "Note" or "Notes" shall mean the Revolving Notes, the Term Notes and/or the Swingline Note, collectively, separately or individually, as appropriate.

      "Notice of Borrowing" shall mean a request for a Revolving Loan borrowing pursuant to Section 2.1(b)(i) or a Swingline Loan borrowing pursuant to Section 2.4(b)(i), as appropriate, in substantially the form attached as Schedule 2.1(b)(i).

      "Notice of Conversion/Extension" shall mean the written notice of conversion of a LIBOR Rate Loan to an Alternate Base Rate Loan or an Alternate Base Rate Loan to a LIBOR Rate Loan, or extension of a LIBOR Rate Loan, in each case substantially in the form of Schedule 2.10.

      "Obligations" shall mean, collectively, Loans and LOC Obligations.

      "Operating Lease" shall mean, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

      "Participant" shall have the meaning set forth in Section 9.6(b).

      "Participation Interest" shall mean the purchase by a Revolving Lender of a participation interest in Letters of Credit as provided in Section 2.3 and in Swingline Loans as provided in Section 2.4.

      "Participant Register" shall have the meaning set forth in Section 9.6(d).

      "Patent License" shall mean all agreements, whether written or oral, providing for the grant by or to a Credit Party of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 3.16.

      "Patents" shall mean (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 3.16, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 3.16.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

      "Permitted Acquisition" shall mean an acquisition or any series of related acquisitions by a Credit Party of (a) all or substantially all of the assets or a majority of the outstanding Voting Stock or economic interests of a Person that is incorporated, formed or organized in the United States or (b) any division, line of business or other business unit of a Person that is incorporated, formed or organized in the United States (such Person or such division, line of business or other business unit of such Person shall be referred to herein as the "Target"), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Credit Parties and their Subsidiaries pursuant to Section 6.3 hereof, so long as (i) no Default or Event of Default shall then exist or would exist after giving effect thereto, (ii) the Credit Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent and the Required Lenders that, after giving effect to the acquisition on a pro forma basis, the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9, (iii) the Administrative Agent, on behalf of the Lenders, shall have received (or shall receive in connection with the closing of such acquisition) a first priority perfected security interest in all property (including, without limitation, Capital Stock and real estate) acquired with respect to the Target in accordance with the terms of Sections 5.10 and 5.12 and the Target, if a Person, shall have executed a Joinder Agreement in accordance with the terms of Section 5.10, (iv) the Administrative Agent and the Lenders shall have received (A) a description of the material terms of such acquisition, (B) audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two
(2) most recent fiscal years and for any fiscal quarters ended within the fiscal year to date and (C) consolidated projected income statements of the Borrower and its consolidated Subsidiaries (giving effect to such acquisition), all in form and substance reasonably satisfactory to the Administrative Agent, (v) the Target shall have earnings before interest, taxes, depreciation and amortization for the four (4) fiscal quarter period prior to the acquisition date in an amount greater than $0, (vi) such acquisition shall not be a "hostile" acquisition and shall have been approved by the Board of Directors and/or shareholders of the applicable Credit Party and the Target, (vii) the Borrower shall have satisfied the requirements set forth in Sections 5.14(a) and (b),
(viii) after giving effect to such acquisition, there shall be at least $10,000,000 of Accessible Borrowing Availability under the Revolving Committed Amount and (ix) the aggregate consideration (including without limitation equity consideration, earn outs or deferred compensation or non-competition arrangements and the amount of Indebtedness and other liabilities assumed by the Credit Parties and their Subsidiaries) paid by the Credit Parties and their Subsidiaries (A) in connection with any individual acquisition shall not exceed $20,000,000 and (B) for all acquisitions made during any twelve-month period shall not exceed $30,000,000.

      "Permitted Investments" shall mean:

            (i) cash and Cash Equivalents;

            (ii) receivables owing to the Borrower or any of its Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

            (iii) Investments in and loans by any Credit Party to any other Credit Party;

            (iv) loans and advances to employees in the ordinary course of business in an aggregate amount not to exceed $1,000,000 at any time outstanding and not in violation of the Sarbanes-Oxley Act of 2002 or any other Requirement of Law;

            (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (vi)  Investments,  acquisitions  or  transactions  permitted  under
      Section 6.4(b);

            (vii)  Investments  existing as of the Closing Date, as set forth on
      Schedule 1.1-2 and any refinancing or replacement of any such Investment in a principal or initial amount not to exceed the principal or outstanding amount of such Investment (plus accrued interest thereon) at the time of such refinancing or replacement; provided that such refinancing or replacement Investment shall (A) have substantially the same tenor and be substantially the same type of Investment as the Investment refinanced or replaced or other Permitted Investment and (B) have the same or higher rating or credit quality as the Investment refinanced or replaced or other Permitted Investment;

            (viii) Permitted Acquisitions; and

            (ix) additional loan advances and/or Investments of a nature not contemplated by the foregoing clauses hereof, provided that such loans, advances and/or Investments made pursuant to this clause (ix) shall not exceed an aggregate amount of $5,000,000.

      "Permitted Liens" shall mean:

            (i) Liens created by or otherwise existing, under or in connection with this Credit Agreement or the other Credit Documents in favor of the Lenders;

            (ii) Liens in favor of a Hedging Agreement Provider in connection with a Secured Hedging Agreement, but only if such Hedging Agreement Provider and the Administrative Agent, on behalf of the Lenders, shall share pari passu in the collateral subject to such Liens;

            (iii) Liens securing purchase money Indebtedness and Capital Lease Obligations to the extent permitted under Section 6.1(c); provided, that
      (A) any such Lien attaches to such property concurrently with or within thirty (30) days after the acquisition thereof and (B) such Lien attaches solely to the property so acquired in such transaction;

            (iv) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed ninety (90) days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the any Credit Party or its Subsidiaries, as the case may be, in conformity with GAAP;

            (v) carriers', warehousemen's, landlord's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty
      (60) days or which are being contested in good faith by appropriate proceedings;

            (vi) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements incurred in the ordinary course of business;

            (vii) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced;

            (ix) Liens existing on the Closing Date and set forth on Schedule 1.1-3; provided that (a) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced;

            (x) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes; and

            (xi) Liens on equipment arising from precautionary UCC financing statements relating to the lease of such equipment to the extent permitted by this Credit Agreement.

      "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

      "Plan" shall mean, at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which any Credit Party or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

      "Pledge Agreement" shall mean the Amended and Restated Pledge Agreement dated as of the Closing Date executed by the Credit Parties in favor of the Administrative Agent, as amended, modified, restated, amended and restated, extended, replaced, increased or supplemented from time to time.

      "Prime Rate" shall have the meaning set forth in the definition of Alternate Base Rate.

      "Pro Forma Basis" shall mean, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the twelve-month period ending as of the most recent quarter end preceding the date of such transaction.

      "Properties" shall have the meaning set forth in Section 3.10(a).

      "Purchasing Lender" shall have the meaning set forth in Section 9.6(c).

      "Recovery Event" shall mean the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their property or assets.

      "Register" shall have the meaning set forth in Section 9.6(d).

      "Reimbursement Obligation" shall mean the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2.3(d) for amounts drawn under Letters of Credit.

      "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

      "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. ss.4043.

      "Required Lenders" shall mean, at any time, Lenders holding in the aggregate a majority of (i) the Commitments (and Participation Interests therein) or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit and of the Swingline Lender in Swingline Loans) provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender's Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.

      "Requirement of Law" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Responsible Officer" shall mean, as to any Credit Party, any of the President, the Chief Executive Officer, the Chief Financial Officer or any Vice-President of such Credit Party.

      "Restricted Payments" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Credit Party or any of their Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Credit Party or any of their Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Credit Party or any of their Subsidiaries, now or hereafter outstanding, (d) any payment with respect to any earnout obligation, (e) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness or (f) the payment by any Credit Party or any of their Subsidiaries of any management, advisory or consulting fee to any Person or of any salary, bonus or other form of compensation to any Person who is directly or indirectly a significant partner, shareholder, owner or executive officer of any such Person, to the extent such salary, bonus or other form of compensation is not included in the corporate overhead of such Credit Party or such Subsidiary.

      "Revolving Commitment" shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to an amount equal to such Revolving Lender's Revolving Commitment Percentage of the Revolving Committed Amount.

      "Revolving Commitment Percentage" shall mean, for each Revolving Lender, the percentage identified as its Revolving Commitment Percentage in its Lender Commitment Letter or in the Commitment Transfer Supplement pursuant to which such Lender became a Lender hereunder, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

      "Revolving Commitment Termination Date" shall mean November 14, 2010

      "Revolving Committed Amount" shall have the meaning set forth in Section 2.1(a).

      "Revolving Lender" shall mean, as of any date of determination, a Lender holding a Revolving Commitment on such date.

      "Revolving Loans" shall have the meaning set forth in Section 2.1.

      "Revolving Note" or "Revolving Notes" shall mean the promissory notes of the Borrower in favor of each of the Revolving Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, amended and restated, extended, replaced, increased or supplemented from time to time.

      "S&P" shall mean Standard & Poor's Ratings Group, a division of The McGraw Hill, Inc.

      "Sanctioned Country" shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement /ofac/sanctions/index.html, or as otherwise published form time to time.

      "Sanctioned  Person"  shall  mean  (a) a  Person  named  on  the  list  of
"Specially Designated Nationals and Blocked Persons" maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

      "Scheduled Funded Debt Payments" shall mean, as of any date of determination for the Borrower and its Subsidiaries, the sum of all scheduled payments of principal on Funded Debt for the applicable period ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination).

      "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

      "SEC Letter" shall mean that certain letter, dated July 12, 2004, from the
SEC  to  the  Borrower  relating  to  the  Borrower's   acquisition  of  Bioglan
Pharmaceuticals, Inc.

      "SEC Rule 2a-7" shall have the meaning set forth in the definition of Cash Equivalents.

      "Secured  Hedging  Agreement" shall mean any Hedging  Agreement  between a
Credit  Party  and  a  Hedging  Agreement   Provider,   as  amended,   modified,
supplemented, extended or restated from time to time.

      "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, together with any amendment thereto or replacement thereof and any rules or regulations promulgated thereunder.

      "Security Agreement" shall mean the Amended and Restated Security Agreement dated as of the Closing Date executed by the Credit Parties in favor of the Administrative Agent, as amended, modified, restated, amended and restated, extended, replaced, increased or supplemented from time to time.

      "Security Documents" shall mean the Security Agreement, the Pledge Agreement and such other documents executed and delivered in connection with the attachment and perfection of the Administrative Agent's security interests and liens arising thereunder, including, without limitation, UCC financing statements, and patent, trademark and copyright filings.

      "Single Employer Plan" shall mean any Plan which is not a Multiemployer Plan.

      "Subordinated Indebtedness" shall mean unsecured Indebtedness incurred by any Credit Party on terms and conditions acceptable to the Administrative Agent, which Indebtedness shall be specifically subordinated in right of payment to the prior payment of the Credit Party Obligations on terms acceptable to the Administrative Agent and the Required Lenders; provided that, in any event, such Indebtedness shall (a) mature at least 180 days after the Maturity Date and (b) have covenants and defaults no more restrictive than the covenants and defaults hereunder.

      "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

      "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Revolving Lenders to purchase Participation Interests in the Swingline Loans as provided in Section 2.4(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

      "Swingline Committed Amount" shall have the meaning set forth in Section 2.4(a).

      "Swingline Lender" shall mean Wachovia and any successor in such capacity.

      "Swingline Loan" or "Swingline  Loans" shall have the meaning set forth in
Section 2.4(a).

      "Swingline Note" shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to
Section 2.4(d), as such promissory note may be amended, modified, restated, amended and restated, extended, replaced, increased or supplemented from time to time.

      "Tax Exempt Certificate" shall have the meaning set forth in Section 2.18(b).

      "Taxes" shall have the meaning set forth in Section 2.18(a).

      "Term Loan" shall have the meaning set forth in Section 2.2(a).

      "Term Loan Commitment" shall mean, with respect to each Term Loan Lender, the commitment of such Term Loan Lender to make its portion of the Term Loan in a principal amount equal to such Term Loan Lender's Term Loan Commitment Percentage of the Term Loan Committed Amount.

      "Term Loan Commitment Percentage" shall mean, for any Term Loan Lender, the percentage identified as its Term Loan Commitment Percentage as specified in its Lender Commitment Letter or in the Commitment Transfer Supplement pursuant to which such Lender became a Lender hereunder, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

      "Term Loan Committed Amount" shall have the meaning set forth in Section 2.2(a).

      "Term Loan Lender" shall mean, as of any date of determination, any Lender that holds a portion of the outstanding Term Loan on such date.

      "Term Loan Maturity Date" shall mean November 14, 2010.

      "Term Note" or "Term Notes" shall mean the promissory notes of Borrower in favor of each of the Term Loan Lenders evidencing the portion of the Term Loan provided pursuant to Section 2.2(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, amended and restated, extended, replaced, increased or supplemented from time to time.

      "Trademark License" shall mean any agreement, written or oral, providing for the grant by or to a Credit Party of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3.16.

      "Trademarks" shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3.16, and (b) all renewals thereof, including, without limitation, any thereof referred to in Schedule 3.16.

      "Tranche" shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a "LIBOR Tranche".

      "Transfer Effective Date" shall have the meaning set forth in each Commitment Transfer Supplement.

      "Type" shall mean, as to any Loan, its nature as an Alternate Base Rate Loan or LIBOR Rate Loan, as the case may be.

      "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

      "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote may be or have been suspended by the happening of such a contingency.

      "Wachovia" shall mean Wachovia Bank, National Association, a national banking association, together with its successors and/or assigns.

      "Works" shall mean all works which are subject to copyright protection pursuant to Title 17 of the United States Code.

      Section 1.2 Other Definitional Provisions.

            (a) Unless otherwise specified therein, all terms defined in this Credit Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

            (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

            (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

      Section 1.3 Accounting Terms.

      Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that it wishes to amend any covenant in Section 5.9 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 5.9 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

      The Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

      Section 1.4 Time References.

      Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                                   ARTICLE II

                           THE LOANS; AMOUNT AND TERMS

      Section 2.1 Revolving Loans.

            (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally, but not jointly, agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time in an aggregate principal amount of up to THIRTY MILLION DOLLARS ($30,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.6, the "Revolving Committed Amount") for the purposes hereinafter set forth; provided, however, that (i) with regard to each Revolving Lender individually, the sum of such Revolving Lender's Revolving Commitment Percentage of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations shall not exceed such Revolving Lender's Revolving Commitment and (ii) with regard to the Revolving Lenders collectively, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed Amount. Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, Revolving Loans made on the Closing Date or on any of the three (3) Business Days following the Closing Date may only consist of Alternate Base Rate Loans unless the Borrower delivers a funding indemnity letter to the Administrative Agent at least three (3) Business Days prior to the Closing Date. LIBOR Rate Loans shall be made by each Revolving Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

            (b) Revolving Loan Borrowings.

                  (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by facsimile) to the Administrative Agent not later than 11:00 A.M. on the Business Day prior to the date of the requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such Notice of Borrowing shall be irrevocable and shall specify
            (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one (1) month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Revolving Lender's share thereof.

                  (ii) Minimum Amounts. Each Revolving Loan shall be in a minimum aggregate amount of $1,000,000 and in integral multiples of $500,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

                  (iii) Advances.  Each Revolving Lender will make its Revolving
            Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, by 1:00 P.M. on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

            (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Revolving Commitment Termination Date, unless accelerated sooner pursuant to Section 7.2.

            (d) Interest. Subject to the provisions of Section 2.9, Revolving Loans shall bear interest as follows:

                  (i) Alternate Base Rate Loans. During such periods as Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

                  (ii) LIBOR Rate Loans.  During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

            Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

            (e) Revolving Notes; Covenant to Pay. The Borrower's obligation to pay each Revolving Lender's Revolving Loans shall be evidenced by a duly executed promissory note of the Borrower to such Revolving Lender in substantially the form of

      Schedule  2.1(e).  The Borrower  covenants and agrees to pay the Revolving
      Loans in accordance with the terms of this Credit Agreement and the Revolving Notes.

      Section 2.2 Term Loan.

            (a) Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Term Loan Lender severally agrees to make available to the Borrower on the Closing Date such Term Loan Lender's Term Loan Commitment Percentage of a term loan in Dollars (the "Term Loan") in the aggregate principal amount of EIGHTY MILLION DOLLARS ($80,000,000) (the "Term Loan Committed Amount") for the purposes hereinafter set forth. The Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as Borrower may request; provided that on the Closing Date the Term Loan shall bear interest at the Alternate Base Rate unless the Borrower delivers a funding indemnity letter to the Administrative Agent at least three (3) Business Days prior to the Closing Date. LIBOR Rate Loans shall be made by each Term Loan Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office. Amounts repaid or prepaid on the Term Loan may not be reborrowed.

            (b) Repayment of Term Loan. The principal amount of the Term Loan shall be repaid in twenty (20) consecutive quarterly installments and on the Term Loan Maturity Date (as reduced pursuant to Section 2.7), unless accelerated sooner pursuant to Section 7.2, as follows:

      =====================================================================
        Principal Amortization                        Term Loan
             Payment Date                  Principal Amortization Payment
      ---------------------------------------------------------------------
          December 31, 2005                           $2,000,000
      ---------------------------------------------------------------------
            March 31, 2006                            $2,000,000
      ---------------------------------------------------------------------
            June 30, 2006                             $2,000,000
      ---------------------------------------------------------------------
          September 30, 2006                          $2,000,000
      ---------------------------------------------------------------------
          December 31, 2006                           $3,000,000
      ---------------------------------------------------------------------
            March 31, 2007                            $3,000,000
      ---------------------------------------------------------------------
            June 30, 2007                             $3,000,000
      ---------------------------------------------------------------------
          September 30, 2007                          $3,000,000
      ---------------------------------------------------------------------
          December 31, 2007                           $4,000,000
      ---------------------------------------------------------------------
            March 31, 2008                            $4,000,000
      ---------------------------------------------------------------------
            June 30, 2008                             $4,000,000
      ---------------------------------------------------------------------
          September 30, 2008                          $4,000,000
      ---------------------------------------------------------------------
          December 31, 2008                           $5,000,000
      ---------------------------------------------------------------------
            March 31, 2009                            $5,000,000
      ---------------------------------------------------------------------
            June 30, 2009                             $5,000,000
      ---------------------------------------------------------------------
          September 30, 2009                          $5,000,000
      ---------------------------------------------------------------------
          December 31, 2009                           $6,000,000
      ---------------------------------------------------------------------
            March 31, 2010                            $6,000,000
      ---------------------------------------------------------------------
            June 30, 2010                             $6,000,000
      ---------------------------------------------------------------------
          September 30, 2010                          $6,000,000
      ---------------------------------------------------------------------
              Term Loan                  Remaining Principal Balance of the
            Maturity Date                             Term Loan
      ---------------------------------------------------------------------

            (c) Interest on the Term Loan. Subject to the provisions of Section 2.9, the Term Loan shall bear interest as follows:

                  (i) Alternate Base Rate Loans. During such periods as the Term
            Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

                  (ii) LIBOR Rate Loans.  During  such  periods as the Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

            (d) Term Notes; Covenant to Pay. The Borrower's obligation to pay each Term Loan Lender's Term Loan shall be evidenced, upon such Term Loan Lender's request, by a Term Note made payable to such Lender in substantially the form of Schedule 2.2(d). The Borrower covenants and agrees to pay the Term Loan in accordance with the terms of this Credit Agreement and the Term Notes.

      Section 2.3 Letter of Credit Subfacility.

            (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Revolving Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) (the "LOC Committed Amount"), (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations shall not at any time exceed the Revolving Committed Amount, (iii) all Letters of Credit shall be denominated in Dollars and (iv) Letters of Credit shall be issued for lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers' compensation and other insurance programs, and trade letters of credit. Except as otherwise expressly agreed upon by all the Revolving Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date that is thirty (30) days prior to the Revolving Commitment Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $100,000 or such lesser amount as approved by the Issuing Lender and the Administrative Agent. Wachovia shall be the Issuing Lender on all Letters of Credit issued on or after the Closing Date.

            (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the

      Administrative Agent for dissemination to the Revolving Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

            (c) Participations. Each Revolving Lender upon issuance of a Letter of Credit shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Commitment Percentage of the obligations arising under such Letter of Credit; provided that any Person that becomes a Revolving Lender after the Closing Date shall be deemed to have purchased a risk participation in all outstanding Letters of Credit on the date it becomes a Revolving Lender hereunder and any Letter of Credit issued on or after such date, in each case in accordance with the foregoing terms. Without limiting the scope and nature of each Revolving Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Revolving Lender shall pay to the Issuing Lender its Revolving Commitment Percentage of such unreimbursed drawing pursuant to and in accordance with the provisions of subsection (d) hereof. The obligation of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

            (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the ABR Default Rate. Unless the Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the Reimbursement Obligations. The Borrower's Reimbursement Obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Revolving Lender's Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within three (3) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Revolving Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a "Mandatory LOC Borrowing") shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Revolving Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Revolving Lender hereby irrevocably agrees to make such on the day such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the date such notice is received, in each case notwithstanding
      (i) the amount of Mandatory LOC Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder,
      (ii) whether any conditions  specified in Section 4.2 are then  satisfied,
      (iii) whether a Default or an Event of Default then exists, (iv) the failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory LOC Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon; provided, however, that in the event any such Mandatory LOC Borrowing should be less than the minimum amount for borrowings of Revolving Loans otherwise provided in
      Section 2.1(b)(ii), the Borrower shall pay to the Administrative Agent for its own account an administrative fee of $500. In the event that any Mandatory LOC Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, the occurrence of a Bankruptcy Event), then each such Revolving Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory LOC Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the LOC Obligations; provided, further, that in the event any Revolving Lender shall fail to fund its Participation Interest on the day the Mandatory LOC Borrowing would otherwise have occurred, then the amount of such Revolving Lender's unfunded Participation Interest therein shall bear interest payable by such Revolving Lender to the Issuing Lender upon demand, at the rate equal to, if paid within three (3) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

            (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

            (g) UCP and ISP98. Unless otherwise expressly agreed by the Issuing Lender and the Borrower, when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998," as most recently published by the Institute of International Banking Law & Practice at the time of issuance, shall apply to each standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

            (h) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

            (i) Designation of Subsidiaries as Account Parties.  Notwithstanding
      anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.3(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that, notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's Reimbursement Obligations hereunder with respect to such Letter of Credit.

      Section 2.4 Swingline Loan Subfacility.

            (a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans in Dollars to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed FIVE MILLION DOLLARS ($5,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principle amount of outstanding Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

            (b) Swingline Loan Borrowings.

                  (i) Notice of Borrowing and Disbursement. The Swingline Lender
            will make Swingline Loans available to the Borrower on any Business Day upon delivery of a Notice of Borrowing by the Borrower to the Administrative Agent not later than 2:00 P.M. on such Business Day. Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 and in integral amounts of $100,000 in excess thereof. Such borrowing will then be made available to the Borrower by the Swingline Lender on the date (which shall be a Business Day) specified in the applicable Notice of Borrowing) by the end of such Business Day) by funding the account of the Borrower set forth in the Account Designation Letter the aggregate amount of the Swingline Loans requested.

                  (ii) Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable on the Revolving Commitment Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one (1) Business Day prior to each of (A) the Revolving Commitment Termination Date, (B) the occurrence of a Bankruptcy Event, (C) upon acceleration of the Credit Party Obligations hereunder, whether on account of a Bankruptcy Event or any other Event of Default, and (D) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as "Mandatory Swingline Borrowing"). Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Swingline Borrowing in the amount and in the manner specified in the preceding sentence on the date such notice is received by such

            Revolving Lender from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the date such notice is received, in each case notwithstanding (1) the amount of Mandatory Swingline Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (2) whether any conditions specified in Section 4.2 are then satisfied, (3) whether a Default or an Event of Default then exists, (4) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (5) the date of such Mandatory Swingline Borrowing, or
            (6) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Mandatory Swingline Borrowing or contemporaneously therewith. In the event that any Mandatory Swingline Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy
            Code), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Swingline Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interest in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is purchased, and (y) at the time any purchase of a Participation Interest pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender interest on the principal amount of such Participation Interest purchased for each day from and including the day upon which the Mandatory Swingline Borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interest, at the rate equal to, if paid within three (3) Business Days of the date of the Mandatory Swingline Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

            (c)  Interest  on  Swingline  Loans.  Subject to the  provisions  of
      Section 2.9, Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage for Revolving Loans that are Alternate Base Rate Loans. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

            (d) Swingline Note; Covenant to Pay. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.4(d). The Borrower covenants and agrees to pay the Swingline Loans in accordance with the terms of this Credit Agreement and the Swingline Note.

      Section 2.5 Fees.

            (a) Commitment Fee. In consideration of the Revolving Commitments, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Revolving Lenders a commitment fee (the "Commitment Fee") in an amount equal to one-half of one percent (0.50%) per annum on the average daily unused amount of the Revolving Committed Amount. For purposes of computation of the Commitment Fee, LOC Obligations shall be considered usage of the Revolving Committed Amount but Swingline Loans shall not be considered usage of the Revolving Committed Amount. The Commitment Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

            (b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a fee (the "Letter of Credit Fee") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. In addition to such Letter of Credit Fee, the Borrower agrees to pay to the Issuing Lender, for its own account and without sharing by the other Lenders, an additional fronting fee (the "Fronting Fee") of one-quarter of one percent (0.25%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Letter of Credit Fee and the Fronting Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

            (c) Issuing  Lender  Fees.  In addition to the Letter of Credit Fees and Fronting Fees payable pursuant to subsection (b) hereof, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

            (d)   Administrative   Fee.  The  Borrower  agrees  to  pay  to  the
      Administrative Agent the annual administrative fee as described in the Fee Letter.

      Section 2.6 Commitment Reductions.

            (a)  Voluntary  Reductions.  The  Borrower  shall  have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than five
      (5) Business Days' prior notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent, provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Loans made on the effective date thereof, the sum of the outstanding Revolving

      Loans plus outstanding Swingline Loans plus LOC Obligations would exceed the Revolving Committed Amount.

            (b) Swingline Committed Amount. If the Revolving Committed Amount is reduced pursuant to Section 2.7(a) below the then Swingline Committed Amount, the Swingline Committed Amount shall automatically be reduced by an amount such that the Swingline Committed Amount equals the Revolving Committed Amount.

            (c) Revolving Commitment Termination Date. The Revolving Commitment, the Swingline Commitment and the LOC Commitment shall automatically terminate on the Revolving Commitment Termination Date.

      Section 2.7 Prepayments.

            (a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that (i) each partial prepayment of a Revolving Loan and the Term Loan shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or the remaining outstanding principal amount), and (ii) each partial prepayment of a Swingline Loan shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof (or the remaining outstanding principal amount). The Borrower shall give three (3) Business Days' irrevocable notice in the case of LIBOR Rate Loans and one (1) Business Day's irrevocable notice in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). Amounts prepaid under this Section 2.7(a) shall be applied to the outstanding Loans as the Borrower may elect; provided that (A) any prepayment of the Term Loan shall be applied pro rata to the remaining Term Loan amortization payments set forth in Section 2.2(b) and (B) each Lender shall receive its pro rata share (except with respect to prepayments of Swingline Loans) of any such prepayment based on its Revolving Commitment Percentage or Term Loan Commitment Percentage, as applicable. Within the foregoing parameters, prepayments under this Section shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.7(a) shall be subject to Section 2.17, but otherwise without premium or penalty; provided that any prepayment of the outstanding Term Loan pursuant to this Section 2.7(a) (with proceeds of a new tranche of term loans under this Credit Agreement or other optional prepayment) (1) during the first year following the Closing Date shall be made at 101% of par, and (2) thereafter shall be made at par. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such Loans not been prepaid or, at the request of the Administrative Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Revolving Loans and the Swingline Loans may be reborrowed in accordance with the terms hereof. Amounts prepaid on the Term Loans may not be reborrowed.

            (b) Mandatory Prepayments.

                  (i) Revolving Committed Amount. If at any time after the Closing Date, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations shall exceed the Revolving Committed Amount, the Borrower immediately shall prepay the Loans and cash collateralize the LOC Obligations in an amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause (vi) below).

                  (ii) Asset Dispositions. Promptly following any Asset Disposition (or related series of Asset Dispositions), the Borrower shall prepay the Loans and cash collateralize the LOC Obligations in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds derived from such Asset Disposition (or related series of Asset Dispositions) (such prepayment to be applied as set forth in clause (vi) below); provided, however, that such Net Cash Proceeds shall not be required to be so applied to the extent the Borrower delivers to the Administrative Agent promptly following such Asset Disposition a certificate stating that it intends to use such Net Cash Proceeds to acquire like assets used in the business of the Borrower and its Subsidiaries within 180 days of the receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested shall be applied to prepay the Loans and cash collateralize the LOC Obligations immediately thereafter (such prepayment to be applied as set forth in clause (vi) below).

                  (iii) Issuances.  Immediately upon receipt by any Credit Party of proceeds from (A) any Debt Issuance, the Borrower shall prepay the Loans and cash collateralize the LOC Obligations in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Debt Issuance to the Lenders (such prepayment to be applied as set forth in clause (vi) below) or (B) any Equity Issuance, the Borrower shall prepay the Loans and cash collateralize the LOC Obligations in an aggregate amount equal to fifty percent (50%) of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in clause (vi) below).

                  (iv) Recovery  Event.  Immediately  upon receipt by any Credit
            Party of proceeds from any Recovery Event, the Borrower shall prepay the Loans and cash collateralize the LOC Obligations in an aggregate amount equal to one hundred percent (100%) of such cash proceeds (such prepayment to be applied as set forth in clause (vi) below); provided, however, that, so long as no Default or Event of Default has occurred and is continuing at the time of such Recovery Event,
            (A) the Borrower and its Subsidiaries may retain Net Cash Proceeds consisting of business interruption insurance proceeds and (B) any other Net Cash Proceeds shall not be required to be so applied to the extent the Borrower delivers to the Administrative Agent a certificate stating that the Borrower intends to use such Net Cash Proceeds to repair, restore or replace the assets subject to the Recovery

            Event within 180 days of the receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested by the end of the applicable period shall be applied to repay the Loans and/or cash collateralize the LOC Obligations immediately thereafter (such prepayment to be applied as set forth in clause
            (vi) below).

                  (v) Excess Cash Flow. Within ninety (90) days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2006), the Borrower shall prepay the Loans and cash collateralize the LOC Obligations in an aggregate amount equal to seventy-five percent (75%) of the Excess Cash Flow earned during such prior fiscal year (such prepayments to be applied as set forth in clause (vi) below).

                  (vi) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.7(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Sections 2.8(b)(i), (1) first, to the outstanding Swingline Loans,
            (2) second, to the outstanding Revolving Loans and (3) third (after all Revolving Loans have been repaid), to a cash collateral account in respect of LOC Obligations, and (B) with respect to all amounts prepaid pursuant to Sections 2.8(b)(ii), (iii), (iv) and (v), (1) first, to the remaining Term Loan amortization payments set forth in
            Section 2.2(b) on pro rata basis, (2) second, to the outstanding Swingline Loans (without a corresponding permanent reduction in the Revolving Committed Amount), (3) third, to the outstanding Revolving Loans (without a corresponding permanent reduction in the Revolving Committed Amount) and (4) fourth (after all Revolving Loans have been repaid), to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. Each Lender shall receive its pro rata share (except with respect to prepayments of Swingline Loans) of any such prepayment based on its Revolving Commitment Percentage or Term Loan Commitment Percentages, as applicable. All prepayments under this
            Section 2.7(b) shall be subject to Section 2.17, but otherwise without premium or penalty; provided that any mandatory prepayment of the outstanding Term Loan made pursuant to Section 2.7(b)(ii) or
            Section 2.7(b)(iii)(A) (x) during the first year following the Closing Date shall be made at 101% of par, and (y) thereafter shall be made at par.

            (c) Hedging Obligations Unaffected. Any repayment or prepayment made pursuant to this Section 2.7 shall not affect the Borrower's obligation to continue to make payments under any Secured Hedging Agreement, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Secured Hedging Agreement.

      Section 2.8 Lending Offices.

      LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

      Section 2.9 Default Rate.

      Upon the occurrence, and during the continuance, of an Event of Default, at the discretion of the Required Lenders, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate two percent (2%) greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the ABR Default Rate).

      Section 2.10 Conversion Options.

            (a) The Borrower may, in the case of Revolving Loans and the Term Loan, elect from time to time to convert all or any portion of an Alternate Base Rate Loan to a LIBOR Rate Loan by giving the Administrative Agent at least three (3) Business Days' prior irrevocable written notice of such election; provided that (i) no Alternate Base Rate Loan or portion thereof may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) conversions shall be in an aggregate principal amount of (A) in the case of Revolving Loans $1,000,000 or a whole multiple of $500,000 in excess thereof and (B) in the case of the Term Loan, $2,000,000 or a whole multiple of $1,000,000 in excess thereof. In addition, the Borrower may elect from time to time to convert all or any portion of a LIBOR Rate Loan to an Alternate Base Rate Loan by giving the Administrative Agent irrevocable written notice thereof by 11:00 A.M. one (1) Business Date prior to the proposed date of conversion. A form of Notice of Conversion/Extension is attached as
      Schedule 2.10. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. LIBOR Rate Loans may only be converted to Alternate Base Rate Loans on the last day of the applicable Interest Period. If the date upon which a LIBOR Rate Loan is to be converted to an Alternate Base Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan.

            (b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.10(a);
      provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

      Section 2.11 Computation of Interest and Fees.

      (a) Interest payable hereunder with respect to Alternate Base Rate Loans based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

      (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

      (c) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this subsection which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Credit Party Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

      Section 2.12 Pro Rata Treatment and Payments.

            (a) Allocation of Payments Prior to Exercise of Remedies. Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Lenders. Unless otherwise specified herein, each payment under this Credit Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.5, second, to interest then due and owing hereunder and under the Notes and, third, to principal then due and owing hereunder and under the Notes. Each payment on account of any fees pursuant to Section 2.5 shall be made pro rata in accordance with the respective amounts due and owing (except as to the Fronting Fees, the Issuing Lender Fees and the administrative fees referenced in Section 2.5(d)). Subject to Section 2.2(b), each payment (other than prepayments) by the Borrower on account of principal of and interest on the Revolving Loans and on the Term Loan shall be applied to such Loans as directed by the Borrower or otherwise applied in accordance with the terms of Section 2.7(a) hereof. Each optional prepayment on account of principal of the Loans shall be applied an accordance with Section 2.7(a); provided, that prepayments made pursuant to Section 2.15 shall be applied in accordance with such Section. Each optional prepayment on account of principal of the Loans shall be applied in accordance with Section 2.7(a) and each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section
      2.7(b)(vi). All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.18(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's office specified in Section 9.2 in Dollars and in immediately available funds not later than 1:00 P.M. on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

            (b) Allocation of Payments After Exercise of Remedies. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the exercise of remedies (other than the invocation of default interest pursuant to Section 2.9) by the Administrative Agent or the Lenders pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows (irrespective of whether the following costs, expenses, fees, interest, premiums, scheduled periodic payments or Credit Party Obligations are allowed, permitted or recognized as a claim in any proceeding resulting from the occurrence of a Bankruptcy Event):

                  FIRST,  to the payment of all reasonable  out-of-pocket  costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                  SECOND,  to  payment  of any fees  owed to the  Administrative
            Agent and the Issuing Lender;

                  THIRD,  to the payment of all of the Credit Party  Obligations consisting of accrued fees and interest;

                  FOURTH, to the payment of the outstanding  principal amount of the Credit Party Obligations, including the payment or cash collateralization of the outstanding LOC Obligations and, with respect to any Secured Hedging Agreement, any fees, premiums, scheduled periodic payments, breakage, termination or other payments due under such Secured Hedging Agreement and any interest accrued thereon;

                  FIFTH, to the payment of the outstanding  principal  amount of the Credit Party Obligations, including the payment or cash collateralization of the outstanding LOC Obligations, and with respect to any Secured Hedging Agreement, any breakage, termination or other payments due under such Secured Hedging Agreement and any interest accrued thereon;

                  SIXTH,  to  all  other  Credit  Party  Obligations  and  other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

      In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders and any Hedging Agreement Providers shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender or the outstanding obligations payable to such Hedging Agreement Provider bears to the aggregate then outstanding Loans, LOC Obligations and obligations payable under all Secured Hedging Agreements) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and
      (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 2.12(b). Notwithstanding the foregoing terms of this Section 2.12(b), only Collateral proceeds and payments under the Guaranty (as opposed to ordinary course principal, interest and fee payments hereunder) shall be applied to obligations under any Secured Hedging Agreement.

      Section 2.13 Non-Receipt of Funds by the Administrative Agent.

            (a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from such Lender at the Federal Funds Effective Rate.

            (b) Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from the Borrower hereunder

      (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the
      Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

            (c) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section
      2.13 shall be conclusive in the absence of manifest error.

      Section 2.14 Inability to Determine Interest Rate.

      Notwithstanding any other provision of this Credit Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two (2) Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

      Section 2.15 Illegality.

      Notwithstanding any other provision of this Credit Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Credit Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with
which  to  make  such  Loans,   (a)  such  Lender  shall  promptly   notify  the
Administrative

Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law to Alternate Base Rate Loans. The Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

      Section 2.16 Requirements of Law.

            (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Participation Interest therein or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall  impose,  modify or hold  applicable  any  reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

            and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit (or the Participations Interests therein) or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

            (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender in its sole discretion to be material, then from time to time, within fifteen days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error.

            (c)  The   agreements   in  this  Section  2.16  shall  survive  the
      termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

      Section 2.17 Indemnity.

      The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) the failure of the Borrower to pay the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) the failure of the Borrower to accept a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder, but excluding any such loss or expense due to such Lender's gross negligence or willful misconduct. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty (30) days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

      Section 2.18 Taxes.

            (a) All payments made by the Borrower hereunder or under any Note will be, except as provided in Section 2.18(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Credit Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

            (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 9.6(d) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) if the Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY (or successor forms) certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY as set forth in clause (i) above, or (x) a certificate in substantially the form of Schedule 2.18 (any such certificate, a "Tax Exempt Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) certifying such Lender's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Credit Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Borrower's request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.18(a), but subject to the immediately succeeding sentence,
      (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in
      Section 7701(a)(30) of the Code) for U.S. federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.18(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.18(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.18, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in
      Section 2.18(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

            (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its reasonable discretion to be material.

            (d) If the  Borrower  pays any  additional  amount  pursuant to this
      Section 2.18 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower's payments to such Lender pursuant to this

      Section 2.18, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this Section 2.18 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.18 to the Borrower or any other party.

            (e)  The   agreements   in  this  Section  2.18  shall  survive  the
      termination of this Credit Agreement and the payment of the Notes and all other amounts payable hereunder.

      Section 2.19 Indemnification; Nature of Issuing Lender's Duties.

            (a) In addition to its other obligations under Section 2.3, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender and each Revolving Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender or such Revolving Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

            (b) As between the Borrower and the Issuing Lender and each Revolving Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither the Issuing Lender nor any Revolving Lender shall be responsible:
      (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender or any Revolving Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

            (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender or any Revolving Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuing Lender or such Revolving Lender under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender and each Revolving Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender and the Revolving Lenders shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender and the Revolving Lenders.

            (d) Nothing in this Section 2.19 is intended to limit the Reimbursement Obligation of the Borrower contained in Section 2.3(d) hereof. The obligations of the Borrower under this Section 2.19 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender and the Revolving Lenders to enforce any right, power or benefit under this Credit Agreement.

            (e)  Notwithstanding  anything  to the  contrary  contained  in this
      Section  2.19,  the Borrower  shall have no  obligation  to indemnify  the
      Issuing Lender or any Revolving Lender in respect of any liability incurred by the Issuing Lender or such Revolving Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender or such Revolving Lender), as
      determined   by  a  court  of  competent   jurisdiction   or  pursuant  to
      arbitration.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that:

      Section 3.1 Financial Condition.

      The  Borrower  has  delivered  the  following  financial   statements  and
projections to the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent:

            (a) unaudited balance sheets and the related statements of income and of cash flows of the Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 2004;

            (b) unaudited balance sheets and the related statements of income and of cash flows of the Borrower and its consolidated Subsidiaries for fiscal quarter ended June 30, 2005;

            (c) unaudited monthly balance sheets and related statements of income for the Borrower and its consolidated Subsidiaries through the month most recently ended prior to the Closing Date for which such statements are available;

            (d) an opening balance sheet of the Borrower and its consolidated Subsidiaries as of June 30, 2005 giving effect to the initial Loans hereunder and the other transactions to occur on the Closing Date; and

            (e) six-year projections (consisting of projected balance sheets and statements of income and cash flows prepared by the Borrower) of the Borrower and its consolidated Subsidiaries, which shall have been prepared in good faith based upon reasonable assumptions.

      The financial statements referred to in subsections (a), (b), (c), and (d) above are complete and correct and present fairly the financial condition of the Borrower and its Subsidiaries as of such dates. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein).

      Section 3.2 No Change.

      Since December 31, 2003 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

      Section 3.3 Corporate Existence; Compliance with Law.

      Each of the Borrower and the other Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has the requisite power and authority and the legal right to own and operate all its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;
(c) is duly qualified to conduct business and in good standing under the laws of
(i) the jurisdiction of its organization, (ii) the jurisdiction where its chief executive office is located and (iii) and each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing in any such other jurisdiction could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and
(d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower is not in compliance with certain SEC requirements as set forth in the SEC Letter but such non-compliance could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, each of the Borrower and the other Credit Parties represents that:

            (i) (A) There is no Credit Party or individual employed by any Credit Party who may reasonably be expected to have criminal culpability or to be excluded or suspended from participation in any Medical Reimbursement Program for their corporate or individual actions or failures to act where such culpability, exclusion and/or suspension has or could be reasonably expected to result in a Material Adverse Effect; and
      (B) there is no member of management continuing to be employed by any Credit Party who may reasonably be expected to have individual culpability for matters under investigation by any Governmental Authority unless such member of management has been, within a reasonable period of time after discovery of such actual or potential culpability, either suspended or removed from positions of responsibility related to those activities under challenge by the Governmental Authority and where such failure to suspend or remove such Person has or could be reasonably expected to result in a Material Adverse Effect;

            (ii) Current billing policies, arrangements, protocols and instructions comply with requirements of Medical Reimbursement Programs and are administered by properly trained personnel except where any such failure to comply could not reasonably be expected to result in a Material Adverse Effect; and

            (iii) Current medical director compensation arrangements, if any, and other arrangements with referring physicians, if any, comply with state and federal self-referral and anti-kickback laws, including without limitation 42 U.S.C. Section 1320a-7b(b)(1) - (b)(2) and 42 U.S.C. Section 1395nn, except where any such failure to comply could not reasonably be expected to result in a Material Adverse Effect.

      Section 3.4 Corporate Power; Authorization; Enforceable Obligations.

      Each of the Borrower and the other Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary limited liability company or corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person (except as it may relate to immaterial contracts) is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by the Borrower or the other Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Borrower or the other Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party has been duly executed and delivered on behalf of the Borrower and the other Credit Parties, as the case may be. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of the Borrower and the other Credit Parties, as the case may be, enforceable against the Borrower and such other Credit Party, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      Section 3.5 No Legal Bar; No Default.

      The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Loans will not violate
(a) any Requirement of Law or any material Contractual Obligation of the Borrower or any other Credit Party (except those as to which waivers or consents have been obtained), (b) conflict with, result in a breach of or constitute a default under any approval or consent from any Governmental Authority relating to such Person, and (c) will not result in, or require, the creation or imposition of any Lien on any Credit Party's properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. Neither the Borrower nor any other Credit Party is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

      Section 3.6 No Material Litigation.

      No litigation, investigation, claim, criminal prosecution, civil investigative demand, imposition of criminal or civil fines and penalties, or any other proceeding of or before any arbitrator or Governmental Authority including but not limited to those regulatory agencies responsible for licensing, accrediting or issuing Medicare or Medicaid certifications is pending or, to the best knowledge of the Credit Parties, threatened by or against any Credit Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Extension of Credit or any of the transactions contemplated hereby, or (b) which, if adversely determined, could individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 3.7 Investment Company Act; PUHCA; Etc..

      Neither the Borrower nor any other Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any other Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or any federal or state statute or regulation limiting its ability to incur the Credit Party Obligations.

      Section 3.8 Margin Regulations.

      No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly for any purpose which violates, which would be inconsistent with or which would require any Lender to make any filing in accordance with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Credit Parties and their Subsidiaries taken as a group do not own "margin stock" except as identified in the financial statements referred to in
Section 3.1 and the aggregate value of all "margin stock" owned by the Credit Parties and their Subsidiaries taken as a group does not exceed twenty-five percent (25%) of the value of their assets.

      Section 3.9 ERISA.

      Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, could reasonably be expected to have a Material Adverse Effect. Neither any Credit Party nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.

      Section 3.10 Environmental Matters.

            (a) To the best knowledge of the Borrower and the other Credit Parties, the facilities and properties owned, leased or operated by the Borrower and the other Credit Parties or any of their Subsidiaries (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability on behalf of any Credit Party under, any Environmental Law, which could reasonably be expected to result in a Material Adverse Effect.

            (b) To the best knowledge of the Borrower and the other Credit Parties, the Properties and all operations of the Borrower and the other Credit Parties and/or their Subsidiaries at the Properties are in compliance, and have in the last five (5) years (or in the case of leased Property, during the period of time that the applicable Credit Party have leased such Property), been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower and the other Credit Parties or any of their Subsidiaries (the "Business") for which any Credit Party could reasonably be expected to have liability that could result in a Material Adverse Effect.

            (c) Neither the Borrower nor any of the other Credit Parties has received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower or any of the other Credit Parties nor any of their Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.


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            (d) To the best  knowledge  of the  Borrower  and the  other  Credit
      Parties, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability on behalf of any Credit Party under any Environmental Law, nor, to the knowledge of any Credit Party, have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability on behalf of any
      Credit  Party  under,  any  applicable   Environmental   Law  which  could
      reasonably be expected to result in a Material Adverse Effect.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower and the other Credit Parties, threatened, under any Environmental Law to which the Borrower or any other Credit Party or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor to the knowledge of any Credit Party are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business pursuant to which any Credit Party would have liability which could reasonably be expected to have a Material Adverse Effect.

            (f) To the best knowledge of the Borrower and the other Credit Parties, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any other Credit Party or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability on behalf of any Credit Party under Environmental Laws which could reasonably be expected to result in a Material Adverse Effect.

      Section 3.11 Use of Proceeds.

      The proceeds of the Extensions of Credit shall be used solely by the Borrower to (i) repay certain existing indebtedness (including the Convertible Bonds), (ii) pay any fees and expenses owing to the Lenders and the Administrative Agent in connection with this Credit Agreement and (iii) provide for working capital and other general corporate purposes, including Permitted Acquisitions and permitted capital expenditures.

      Section 3.12 Subsidiaries; Joint Ventures; Partnerships.

      Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries, joint ventures and partnerships of the Credit Parties. Information on the attached Schedule includes state of incorporation or organization; the number of shares of each class of Capital Stock or other equity interests outstanding; the number and percentage of outstanding shares of each class of Capital Stock; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is


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

owned, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). The Borrower may update
Schedule 3.12 from time to time by providing a replacement Schedule 3.12 to the Administrative Agent.

      Section 3.13 Ownership.

      Each Credit Party and its Subsidiaries is the owner of, and has good and marketable title to, all of its respective assets, except as may be permitted pursuant Section 6.13 hereof, and a valid and enforceable leasehold interest in all of its leased real property, and none of such assets is subject to any Lien other than Permitted Liens.

      Section 3.14 Indebtedness.

      Except as otherwise permitted under Section 6.1, the Credit Parties and their Subsidiaries have no Indebtedness.

      Section 3.15 Taxes.

      Each of the Credit Parties and its Subsidiaries has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. Neither any of the Credit Parties nor any of its Subsidiaries are aware as of the Closing Date of any proposed tax assessments against it or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      Section 3.16 Intellectual Property.

      Each of the Credit Parties and its Subsidiaries owns, or has the legal right to use, all Intellectual Property to conduct its business as currently conducted, except to the extent that the failure thereof in the aggregate could not reasonably be expected to have a Material Adverse Effect. Set forth on
Schedule 3.16 is a list of all Intellectual Property owned by each of the Credit Parties and its Subsidiaries or that each of the Credit Parties or any of its Subsidiaries has the right to use. Except as disclosed on Schedule 3.16 hereto,
(a) and except for the licensed Intellectual Property as disclosed on Schedule 3.16, the specified Credit Party has the right to use the material Intellectual Property disclosed on Schedule 3.16 hereto in perpetuity and without payment of royalties, (b) all registrations with and applications to Governmental Authorities in respect of the material Intellectual Property owned by the Credit Parties, and to the knowledge of the Credit Parties, the material licensed Intellectual Property, are valid and in full force and effect and are not subject to the payment of any taxes or maintenance fees to maintain their validity or effectiveness, and (c) there are no restrictions on the direct or indirect transfer of any material Intellectual Property, or any interest therein, held by any of the Credit Parties in respect of any such material Intellectual Property which has not been obtained. To the knowledge of the


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Credit Parties: (i) none of the Credit Parties is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such material Intellectual Property; (ii) no claim has been asserted and is pending by any Person challenging or questioning the use of any such material Intellectual Property or the validity or effectiveness of any such material Intellectual Property, nor do the Credit Parties or any of their Subsidiaries know of any such claim which could reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Credit Parties or any of their Subsidiaries, the use of such material Intellectual Property by any of the Credit Parties or any of its Subsidiaries does not infringe on the rights of any Person, in each case which could reasonably be expected to have a Material Adverse Effect. The Credit Parties have recorded or deposited with and paid to the United States Copyright Office, the Register of Copyrights, the Copyrights Royalty Tribunal or other Governmental Authority, all notices, statements of account, royalty fees and other documents and instruments required to be recorded or deposited by any of the Credit Parties under the terms and conditions of any Contractual Obligation of the Credit Parties applicable to the Intellectual Property and/or under Title 17 of the United States Code and the rules and regulations issued thereunder (collectively, the "Copyright Act"), and are not liable to any Person for copyright infringement under the Copyright Act or any other law, rule, regulation, contract or license as a result of their business operations. Schedule 3.16 may be updated from time to time by the Borrower to include new Intellectual Property by giving written notice thereof to the Administrative Agent.

      Section 3.17 Solvency.

      The fair saleable value of each Credit Party's assets, measured on a going concern basis, exceeds all of its probable liabilities, including those to be incurred pursuant to this Credit Agreement. None of the Credit Parties (a) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (b) has incurred, or believes that it will incur after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay such debts as they become due. In executing the Credit Documents and consummating the transactions contemplated thereby, none of the Credit Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Credit Parties is or will become indebted.

      Section 3.18 Investments.

      All Investments of each of the Credit Parties and its Subsidiaries are Permitted Investments.

      Section 3.19 Location of Collateral.

      Set forth on Schedule 3.19(a) is a list of the Properties of the Credit Parties and their Subsidiaries as of the Closing Date with street address, county and state where located. Set forth on Schedule 3.19(b) is a list of all locations where any tangible personal property of the Credit Parties and their Subsidiaries with a fair market value in excess of $25,000 is located as of the Closing Date, including county and state where located. Set forth on Schedule 3.19(c) is the chief executive office and principal place of business of each of the Credit Parties and their


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

Subsidiaries and the State of incorporation or organization of each such Person as of the Closing Date.

      Section 3.20 Brokers' Fees.

      None of the Credit Parties or any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the closing and other fees payable pursuant to this Credit Agreement and as set forth in the Fee Letter.

      Section 3.21 Labor Matters.

      There are no collective bargaining agreements or Multiemployer Plans covering the employees of any of the Credit Parties or any of its Subsidiaries as of the Closing Date, other than as set forth in Schedule 3.21 hereto, and none of the Credit Parties or any of its Subsidiaries (i) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years, other than as set forth in Schedule 3.21 hereto or (ii) has knowledge of any potential or pending strike, walkout or work stoppage. Other than as set forth on Schedule 3.21, no unfair labor practice complaint is pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of the Credit Parties, before any Governmental Authority.

      Section 3.22 Security Documents.

      The Security Documents create valid security interest in, and Liens on, the Collateral purported to be covered thereby. Except as set forth in the Security Documents, such security interests and Liens are currently (or will be, upon (a) the filing of appropriate financing statements with the Secretary of State of the state of incorporation for each Credit Party, the filing of appropriate assignments or notices with the United States Patent and Trademark Office and the United States Copyright Office, and the recordation of the applicable Mortgage Instruments (if any), in each case in favor of the Administrative Agent, on behalf of the Lenders, and (b) the Administrative Agent, obtaining Control (as defined in the Security Agreement) over those items of Collateral in which a security interest is perfected through Control) perfected security interest and Liens, prior to all other Liens other than Permitted Liens.

      Section 3.23 Accuracy and Completeness of Information.

      All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of any Credit Party or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Credit Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading. There is no fact now known to the Borrower, any other Credit Party or any of their Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in


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any  certificate,  opinion or other written  statement  made or furnished by any
Credit Party to the Administrative Agent and/or the Lenders.

      Section 3.24 Fraud and Abuse.

      Neither the Credit Parties nor, to the knowledge of the officers of the Credit Parties, any of their officers or directors, have engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, 42 U.S.C. ss.1320a-7b, or 42 U.S.C. ss.1395nn or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, or which are prohibited by binding rules of professional conduct, including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another with the intent to secure such benefit or payment fraudulently; (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (i) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors, or (ii) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors.

      Section 3.25 Licensing and Accreditation.

      Each of the Credit Parties and their Subsidiaries has, to the extent applicable: (a) obtained and maintains in good standing all required licenses;
(b) to the extent prudent and customary in the industry in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; (c) obtained and maintains Medicaid Certification and Medicare Certification; and (d) entered into and maintains in good standing its Medicare Provider Agreement and its Medicaid Provider Agreement, if any, except as to
(a), (b), and (c) above to the extent that any such noncompliance could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the officers of the Credit Parties, all such required licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

      Section 3.26 Other Regulatory Protection.

      Each of the Credit Parties and their Subsidiaries represent that it does not manufacture pharmaceutical products and is in compliance with all rules, regulations and other requirements of the Food and Drug Administration ("FDA"), the Drug Enforcement Administration ("DEA"), the Federal Trade Commission ("FTC"), the Occupational Safety and Health Administration ("OSHA"), the Department of Agriculture ("USDA"), the Consumer Product Safety Commission, the United States Customs Service and the United States Postal Service and other


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state or federal  regulatory  authorities or  jurisdictions  in which any of the
Credit Parties or any of its Subsidiaries do business or distribute and market pharmaceutical products, except to the extent that any such noncompliance would not have a Material Adverse Effect. Except as so disclosed, neither the FDA, the DEA, the FTC, OSHA, the USDA, the Consumer Product Safety Commission, nor any other such regulatory authority has requested (or, to the Credit Parties' knowledge, are considering requesting) any product recalls or other enforcement actions that (a) if not complied with would result in a Material Adverse Effect and (b) with which the Credit Parties have not complied within the time period (as may be extended) allowed.

      Section 3.27 Material Contracts.

Schedule 3.27 sets forth a true and correct and complete list of all Material Contracts currently in effect. All of the Material Contracts are in full force and effect and to the knowledge of the Credit Parties no material defaults currently exist thereunder. The Borrower may update Schedule 3.27 from time to time by providing a replacement Schedule 3.27 to the Administrative Agent.

      Section 3.28 Insurance.

      The insurance coverage of the Credit Parties and their Subsidiaries as of the Closing Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 3.28 and such insurance coverage complies with the requirements set forth in Section 5.5(b) or has been otherwise approved by the Administrative Agent.

      Section 3.29 Reimbursement from Third Party Payors.

      The accounts receivable of the Credit Parties have been and will continue to be adjusted to reflect the reimbursement policies (both those most recently published in writing as well as those not in writing which have been verbally communicated) of third party payors such as Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems, government contacting agencies and other third party payors, in each case in a manner which could reasonably be expected not to have a Material Adverse Effect. In particular, accounts receivable relating to third party payors do not and shall not exceed amounts any obligee is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual charges, in each case which could reasonably be expected to have a Material Adverse Effect.

      Section 3.30 Other Agreements.

      No Credit Party or Subsidiary thereof is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any Medicaid Provider Agreement, Medicare Provider Agreement or other agreement or instrument to which a Credit Party or any of its Subsidiaries is a party, which default has resulted in, or if not remedied within any applicable grace period could result in, the revocation, termination, cancellation or suspension of Medicaid Certification or Medicare Certification of any Credit Party or any of its Subsidiaries and which could reasonably be expected to have a Material Adverse Effect; or


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(ii) any other  agreement or  instrument to which any Credit Party or any of its
Subsidiaries is a party, which default as to items (i) and (ii) above has, or if not remedied within any applicable grace period could reasonably be expected to have, a Material Adverse Effect.

      Section 3.31 Classification as Senior Indebtedness.

      The Credit Party Obligations constitute "Senior Indebtedness" and "Designated Senior Indebtedness" (or any similar terms) under and as defined in any agreement governing the outstanding Subordinated Indebtedness, and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

      Section 3.32 Foreign Assets Control Regulations, Etc.

      None of the Credit Parties and none of their Subsidiaries is an "enemy" or an "ally of the enemy" within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. ss.ss. 1 et seq.), as amended. None of the Credit Parties and none of their Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act (as defined in Section 9.19). None of the Credit Parties (i) is a blocked person described in section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

      Section 3.33 Compliance with OFAC Rules and Regulations.

      None of the Credit Parties or their Subsidiaries or their respective Affiliates (i) is a Sanctioned Person, (ii) has more than 15% of its assets in Sanctioned Countries, or (iii) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      Section 4.1 Conditions to Closing Date and Initial Extensions of Credit.

      This Agreement shall become effective upon, and the obligation of each Lender to make the initial Revolving Loans, Term Loan and the Swingline Loans on the Closing Date is subject to, the satisfaction of the following conditions precedent:

            (a) Execution of Agreements. The Administrative Agent shall have received (i) counterparts of this Credit Agreement, (ii) for the account of each applicable Revolving Lender, a Revolving Note, (iii) for the account of each Term Loan Lender that


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      requests a Term Note, a Term Note,  (iv) for the account of the  Swingline
      Lender,   the  Swingline  Note,  and  (v)  counterparts  of  the  Security
      Agreement, the Pledge Agreement, each Mortgage Instrument and each other Credit Document to be executed on the Closing Date, in each case conforming to the requirements of this Credit Agreement and executed by a duly authorized officer of each party thereto, and in each case in form and substance satisfactory to the Lenders.

            (b)  Authority  Documents.   The  Administrative  Agent  shall  have
      received the following:

                  (i) Articles of Incorporation/Charter Documents/Partnership Agreements. Copies of the articles of incorporation, partnership agreement or other charter documents, as applicable, of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation or organization.

                  (ii) Resolutions. Copies of resolutions of the board of directors or other comparable managing body of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party (pursuant to a secretary's certificate in substantially the form of Schedule 4.1-1 attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

                  (iii) Bylaws/Operating Agreement. A copy of the bylaws or comparable operating agreement of each Credit Party certified by a secretary or assistant secretary of such Credit Party (pursuant to a secretary's certificate in substantially the form of Schedule 4.1-1 attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

                  (iv) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to the each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (ii) a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                  (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary (pursuant to a secretary's certificate in substantially the form of Schedule 4.1-1 attached hereto) to be true and correct as of the Closing Date.

            (c) Legal Opinions of Counsel. The Administrative Agent shall have received opinions of legal counsel (including local counsel to the extent required by the


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

      Administrative Agent) for the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, which opinions shall provide, among other things, that the Credit Parties and their Subsidiaries are in compliance with all regulatory requirements, corporate instruments and material agreements on the Closing Date after giving effect to the transactions contemplated herein and shall otherwise be in form and substance acceptable to the Administrative Agent.

            (d) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative
      Agent:

                  (i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party, the State of incorporation or organization of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                  (ii) UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral;

                  (iii)  duly  executed  consents  as  are  necessary,   in  the
            Administrative Agent's sole discretion, to perfect the Lenders' security interest in the Collateral;

                  (iv) in the case of any warehouse, plant or other real property material to the Credit Parties' business that is leased by a Credit Party, such estoppel letters, consents and waivers from the landlords on real property leased by the Borrower or any of its Subsidiaries as reasonably requested by the Administrative Agent;

                  (v) all stock  certificates,  if any,  evidencing  the Capital
            Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto;

                  (vi) searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent's security interest in the Intellectual Property;

                  (vii) such patent/trademark/copyright  filings as requested by the Administrative Agent in order to perfect the Administrative Agent's security interest in the Intellectual Property;

                  (viii) all  instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or

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

            appropriate to perfect the Administrative Agent's security interest in the Collateral;

                  (ix) such duly executed Deposit Account Control  Agreements as requested by the Administrative Agent with respect to Collateral for which a control agreement is required for perfection of the
            Administrative Agent's security interest under the Uniform Commercial Code; and

                  (x) copies of the Material Contracts,  certified by an officer of the Borrower to be true and correct copies of such documents as of the Closing Date, and to the extent required by the Administrative Agent, a collateral assignment of any Material Contract and a consent thereto from any applicable third party.

            (e) Real Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and the Lenders:

                  (i)  fully   executed  and  notarized   Mortgage   Instruments
            encumbering the Mortgaged Properties listed in Schedule 4.1-4;

                  (ii) a title report  obtained by the Credit Parties in respect of each of the Mortgaged Properties listed in Schedule 4.1-4;

                  (iii) a Mortgage  Policy with respect to each of the Mortgaged
            Properties listed in Schedule 4.1-4;

                  (iv) evidence as to (A) whether any Mortgaged  Property listed in Schedule 4.1-4 is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (B) if any such Mortgaged Property is a Flood Hazard Property, (1) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (2) the applicable Credit Party's written acknowledgment of receipt of written notification from the Administrative Agent (x) as to the fact that such Mortgaged Property is a Flood Hazard Property and (y) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (z) copies of insurance
            policies  or   certificates  of  insurance  of  the  Credit  Parties
            evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Lenders;

                  (v) Surveys of the Mortgaged Properties listed in Schedule 4.1-4;

                  (vi) reasonably  satisfactory  phase I  environmental  reports with respect to each of the Mortgaged Properties listed in Schedule 4.1-4, together with reliance letters with respect to such reports in favor of the Lenders; and

                  (vii) an opinion of  counsel  to the Credit  Parties  for each jurisdiction in which the Mortgaged Properties are located.

            (f) Liability, Casualty, Property and Business Interruption Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability, casualty and property insurance meeting the requirements set forth herein or in the Security Documents and business interruption insurance satisfactory to the Administrative Agent. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

            (g) Fees. The Administrative Agent and the Lenders shall have received all fees, if any, owing pursuant to the Fee Letter and Section 2.5.

            (h) Litigation. Except as set forth on Schedule 4.1-2 and other than the SEC inquiry and class action lawsuits that have been disclosed to the Administrative Agent and the Lenders, which in any event could not be reasonably expected to have a Material Adverse Effect, there shall not exist pending or, to the knowledge of the Credit Parties', threatened litigation, investigation, claim, criminal prosecution, civil investigative demand, imposition of criminal or civil fines and penalties, or any other proceeding of or before any arbitrator or Governmental Authority, including but not limited to those regulatory agencies responsible for licensing, accrediting or issuing Medicare or Medicaid certifications, by or against any Credit Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) affecting or relating to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) affecting or relating to any Credit Party or any of its Subsidiaries, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date.

            (i) Solvency Certificate. The Administrative Agent shall have received an officer's certificate prepared by the chief financial officer of the Borrower as to the financial condition, solvency and related matters of each Credit Party, in each case after giving effect to the initial borrowings under the Credit Documents, in substantially the form of Schedule 4.1-3 hereto.

            (j) Account Designation Letter. The Administrative Agent shall have received the executed Account Designation Letter in the form of Schedule 1.1-1 hereto.

            (k) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing with respect to the Revolving Loans to be made on the Closing Date.


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

            (l) Corporate Structure. The corporate, capital and ownership structure of the Credit Parties and their Subsidiaries shall be as described in Schedule 3.12, and shall otherwise be satisfactory to the Administrative Agent and the Lenders. The Administrative Agent and the Lenders shall be satisfied with the management of the Credit Parties and their Subsidiaries and with all legal, tax, accounting, business and other matters relating to the Credit Parties and their Subsidiaries.

            (m) Consents. The Administrative Agent shall have received evidence that all governmental, shareholder, board of director and material third party consents and approvals necessary in connection with the Credit Documents and other transactions contemplated hereby have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of such transactions.

            (n) Compliance with Laws. The financings and other transactions contemplated hereby shall be in compliance in all material respects with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations); provided, however, that the Borrower is not in compliance with certain SEC requirements as set forth in the SEC Letter but such non-compliance could not reasonably be expected to have a Material Adverse Effect.

            (o)   Bankruptcy.   There  shall  be  no  bankruptcy  or  insolvency
      proceedings   with  respect  to  the  any  Credit  Party  or  any  of  its
      Subsidiaries.

            (p) Material Adverse Effect. Except as disclosed to the Lenders in the Confidential Information Memorandum dated September, 2005, the minutes from the Special Meeting of the Board of Directors of the Borrower held on September 7, 2005 and the written presentation by the Borrower to the Lenders dated October 3, 2005, no material adverse change shall have occurred since December 31, 2003 in the business, properties, operations or financial condition of the Borrower or of the Credit Parties and their Subsidiaries taken as a whole.

            (q) Minimum Consolidated EBITDA. The Administrative Agent shall have received evidence satisfactory thereto provided by the Borrower that Consolidated EBITDA of the Borrower and its Subsidiaries as of June 30, 2005 utilizing unaudited financial information, as set forth on Schedule 4.1-5, was no less than $37,500,000.

            (r) Financial Statements. The Administrative Agent shall have received copies of the financial statements referred to in Section 3.1 hereof, each in form and substance satisfactory to it.

            (s) Termination of Existing Indebtedness. All existing Indebtedness (except for Indebtedness set forth on Schedule 6.1(b), but specifically including the Convertible Bonds) for borrowed money of the Borrower and its Subsidiaries shall have been repaid


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

      in full and all commitments relating thereto shall have been terminated and all Liens relating thereto shall have been terminated.

            (t) Officer's Certificates. The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower as of the Closing Date stating that (i) no action, suit, investigation or proceeding is pending or, to the knowledge of any Credit Party, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any other transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect and (ii) immediately after giving effect to this Credit Agreement (including the initial Extensions of Credit hereunder), the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (C) the Credit Parties are in compliance with each of the initial financial covenant levels set forth in Section 5.9(a)
      - (c), calculated as of June 30, 2005 utilizing unaudited financial information, in each case after giving effect to the initial borrowings under the Credit Documents on a pro forma basis, and demonstrating compliance with such financial covenants.

            (u) Patriot Act Certificate. The Administrative Agent shall have received a certificate satisfactory thereto, for benefit of itself and the Lenders, provided by the Borrower that sets forth information required by the Patriot Act (as defined in Section 9.19) including, without limitation, the identity of the Borrower, the name and address of the Borrower and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Borrower in accordance with the Patriot Act.

            (v) Final Reports. The Administrative Agent shall have received the final reports of FTI Consulting, Inc. (either written or verbal), if available, and Capstone Advisory Group, LLC, each in form and substance satisfactory to the Administrative Agent.

            (w) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

      Section 4.2 Conditions to All Extensions of Credit.

      The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

            (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith (i) that contain a materiality qualification shall be true and correct on and as of the date of such Extension


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

      of Credit as if made on and as of such date and (ii) that do not contain a materiality qualification shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date.

            (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

            (c) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed Amount, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the Swingline Loans shall not exceed the Swingline Committed Amount.

            (d) Additional Conditions to Extensions of Credit. If such Extension of Credit is made pursuant to Sections 2.1, 2.2, 2.3 or 2.4 all conditions set forth in such Section shall have been satisfied.

      Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in subsections (a) through (d) of this Section have been satisfied.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

      The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, the Credit Parties shall, and shall cause each of their Subsidiaries, to:

      Section 5.1 Financial Statements.

      Furnish to the Administrative Agent and each of the Lenders:

            (a) Annual Financial Statements. Subject to the terms of Section 5.14(a), as soon as available, and in any event no later than the earlier of (i) the date the Borrower is required by the SEC to deliver its Form 10-K for any fiscal year of the Borrower and (ii) ninety (90) days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its consolidated


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

      Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such year, audited (with respect to the consolidated statements only) by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, in each case setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

            (b) Quarterly Financial Statements. As soon as available, and in any event no later than the earlier of (i) the date the Borrower is required by the SEC to deliver its Form 10-Q for any fiscal quarter of the Borrower and (ii) forty-five (45) days after the end of each of the fiscal quarters of the Borrower, a company-prepared consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and related company-prepared consolidated statements of income and retained earnings and cash flows for the Borrower and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments) and including management discussion and analysis of operating results inclusive of operating metrics in comparative form and a summary of accounts receivable and accounts payable aging reports in form satisfactory to the Lenders; provided that, with respect to the fiscal quarter ending September 30, 2005, the Borrower shall deliver such quarterly financial statements on or before November 30, 2005;

            (c) Monthly Financial Statements. As soon as available and in any event within thirty (30) days after the end of each fiscal month of the Borrower from the Closing Date through the later of (i) March 31, 2006 and
      (ii) the date the requirements set forth in Sections 5.14(a) and (b) have been satisfied, a company-prepared consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and related company-prepared consolidated statements of income and retained earnings and cash flows for the Borrower and its consolidated Subsidiaries for such monthly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments); and

            (d) Annual Budget Plan. As soon as available, but in any event within forty-five days (45) after the end of each fiscal year, a copy of the detailed annual budget or plan including cash flow projections of the Borrower for the next fiscal year on a quarterly basis, in form and detail reasonably acceptable to the Administrative Agent and the Required Lenders, together with a summary of the material assumptions made in the preparation of such annual budget or plan;

all such  financial  statements  to be  complete  and  correct  in all  material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 1.3.

      Section 5.2 Certificates; Other Information.

      Furnish to the Administrative Agent and each of the Lenders:

            (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, during such period each of the Credit Parties observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Credit Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with Section 5.9 as of the last day of such period ("Compliance Certificate");

            (c) concurrently with or prior to the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, (i) an updated copy of Schedule 3.12 if the Borrower or any of its Subsidiaries has formed or acquired a new Subsidiary since the Closing Date or since
      Schedule 3.12 was last  updated,  as  applicable,  (ii) an updated copy of
      Schedule 3.16 if the Borrower or any of its Subsidiaries has registered, applied for registration of, acquired or otherwise obtained ownership of any new Intellectual Property since the Closing Date or since Schedule
      3.16 was last  updated,  as  applicable,  and  (iii)  an  updated  copy of
      Schedule 3.27 if any new Material Contract has been entered into since the Closing Date or since Schedule 3.27 was last updated, as applicable, together with a copy of each new Material Contract;

            (d) within ten (10) days after the same are sent, copies of all reports (other than those otherwise provided pursuant to Section 5.1 and those which are of a promotional nature) and other financial information which the Borrower sends to its members and equity holders, and within ten
      (10) days after the same are filed, copies of all financial statements and non-confidential reports which the Borrower may make to, or


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

      file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

            (e) within ninety (90) days after the end of each fiscal year of the Borrower, a certificate containing information regarding the amount of all Asset Dispositions, Debt Issuances, and Equity Issuances that were made during the prior fiscal year and amounts received in connection with any Recovery Event during the prior fiscal year;

            (f) promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any Credit Party or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person; and

            (g) promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

      Section 5.3 Payment of Obligations.

      Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its taxes (Federal, state, local and any other taxes) and all its other obligations and liabilities of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations and liabilities, except when the amount or validity of such obligations, liabilities and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be or except to the extent that failure to so pay, discharge or otherwise satisfy such obligations and liabilities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 5.4 Conduct of Business and Maintenance of Existence.

      Continue to engage in business of the same general type as now conducted by it on the Closing Date and preserve, renew and keep in full force and effect its corporate existence and good standing and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 5.5 Maintenance of Property; Insurance.

            (a) Keep all material  property useful and necessary in its business
      in  good  working  order  and  condition   (ordinary  wear  and  tear  and
      obsolescence excepted);

            (b)  Maintain  with  financially   sound  and  reputable   insurance
      companies insurance on all its material property (including without limitation its material tangible

      Collateral) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (including, without limitation, liability, property, casualty and business interruption insurance); and furnish to the Administrative Agent, upon written request, full information as to the insurance carried. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and the Administrative Agent shall be named as an additional insured with respect to any such liability insurance and any property or casualty insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Credit Party or any of its Subsidiaries or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies; and

            (c) In case of any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent such Collateral is reasonably necessary for such Credit Party's business.

      Section 5.6 Inspection of Property; Books and Records; Discussions.

      Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent or any Lender, the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Borrower may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Credit Parties and their Subsidiaries with officers and employees of the Credit Parties and their Subsidiaries and with its independent certified public accountants, in each case at the Borrower's expense.

      Section 5.7 Notices.

      Give notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:


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            (a)  promptly,  but in any event within two (2) Business  Days after any Credit Party knows or has reason to know thereof, the occurrence of any Default or Event of Default;

            (b) promptly, but in any event within three (3) Business Days after any Credit Party knows or has reason to know thereof, any default or event of default under any Contractual Obligation of any Credit Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $1,000,000;

            (c) promptly, but in any event within three (3) Business Days after any Credit Party knows or has reason to know thereof, any litigation, or any investigation or proceeding known to a Credit Party (i) affecting any Credit Party or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (ii) affecting, or with respect to, this Credit Agreement, any other Credit Document or any security interest or Lien created thereunder or (iii)
      involving an environmental claim or potential liability under Environmental Laws in excess of $1,000,000.

            (d) as soon as possible and in any event within thirty (30) days after any Credit Party knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Credit Party, or any Commonly Controlled Entity or any Multiemployer Plan, with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

            (e) promptly, of the institution of any investigation or proceeding against any Credit Party to suspend, revoke or terminate or which may result in the termination of any Medicaid Provider Agreement, Medicaid Certification, Medicare Provider Agreement, Medicare Certification or exclusion from any Medical Reimbursement Program;

            (f) promptly, after any Credit Party becomes involved in a pending civil or criminal investigation, criminal action or civil proposed debarment, exclusion or other sanctioning action related to any Federal or state healthcare program;

            (g) promptly, but in any event within three (3) Business Days after any Credit Party knows or has reason to know thereof, any formal or informal inquiry or investigation of a Credit Party by the SEC or any written correspondence received from the SEC regarding any existing formal or informal inquiry or investigation of a Credit Party; and


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            (h) promptly,  any other development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

      Section 5.8 Environmental Laws.

            (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

            (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors and affiliates, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the any Credit Party or any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable
      hereunder  and  the   termination  of  the   Commitments  and  the  Credit
      Documents..

      Section 5.9 Financial Covenants.

      Comply with the following financial covenants:


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            (a) Maximum Leverage Ratio. The Leverage Ratio as of the end of each fiscal quarter of the Borrower, beginning with the fiscal quarter ended September 30, 2005, for the twelve (12) month period ending on any date of determination, shall be less than or equal 2.50 to 1.00.

            (b) Minimum Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio as of the end of each fiscal quarter of the Borrower, beginning with the fiscal quarter ended September 30, 2005, for the twelve (12) month period ending on any date of determination, shall be greater than or equal to 1.50 to 1.00.

            (c) Minimum Cash Balance. The Borrower shall have not less than $25,000,000 of unrestricted cash and Cash Equivalents on its balance sheet at all times, in an account(s) in which the Administrative Agent has a perfected security interest under the UCC.

            (d) Minimum Consolidated EBITDA. Upon receipt of the audited financial statements for the fiscal year ended 2004, Consolidated EBITDA for the Borrower and its Subsidiaries' shall have been at least $42,200,000 for such period after giving effect to the acquisition of Bioglan Pharmaceuticals, Inc. on a pro forma basis.

      For  purposes  of  computing  the  financial  covenants  set forth in this
Section 5.9 for any applicable test period, any Permitted Acquisition or sale of assets (including a stock sale) permitted pursuant to Section 6.4(a)(vi) that is consummated during such test period shall have been deemed to have taken place as of the first day of such test period.

      Section 5.10 Additional Guarantors.

      Cause  each of  their  Domestic  Subsidiaries  that  is not an  Immaterial
Subsidiary, whether newly formed, after acquired or otherwise existing, to promptly become a Guarantor hereunder by way of execution of a Joinder Agreement; provided that the Credit Parties shall have no more than five (5) Immaterial Subsidiaries at any time that are not Guarantors. The Credit Party Obligations shall be secured by, among other things, a first priority perfected security interest in the Collateral of such new Guarantor and a pledge of 100% of the Capital Stock of such new Guarantor and its Domestic Subsidiaries and 65% (or such higher percentage that would not result in material adverse tax consequences for such new Guarantor) of the voting Capital Stock and 100% of the non-voting Capital Stock of its first-tier Foreign Subsidiaries. In connection with the foregoing, the Credit Parties shall deliver to the Administrative Agent such Security Documents, legal opinions and related documents as the Administrative Agent may reasonably request with respect to such Collateral and with respect to the Joinder Agreement executed by the new Guarantor.

      Section 5.11 Compliance with Law.

            (a) Comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;


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            (b) conform with and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business, including without limitation Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations, and all laws, rules and regulations of Governmental Authorities, pertaining to the business of the Credit Parties if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect; and

            (c) obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, Medicaid Certifications and Medicare Certifications, if failure to do so could have a Material Adverse Effect.

      Specifically, but without limiting the foregoing, and except where any such failure to comply could not reasonably be expected to have a Material Adverse Effect: (i) billing policies, arrangements, protocols and instructions will comply with reimbursement requirements under Medicare, Medicaid and other Medical Reimbursement Programs and will be administered by properly trained personnel; and (ii) medical director compensation arrangements and other arrangements with referring physicians will comply with applicable state and federal self-referral and anti-kickback laws, including without limitation 42 U.S.C. Section 1320a-7b(b)(1) - (b)(2) 42 U.S.C. and 42 U.S.C. Section 1395nn.

      Section 5.12 Pledged Assets.

      Cause such Person's real property and tangible and intangible personal property to be subject at all times to a first priority, perfected Lien (subject in each case to Permitted Liens) in favor of the Administrative Agent pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request. Each Credit
Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants set forth in the Security Documents.

      Section 5.13 Covenants Regarding Patents, Trademarks and Copyrights.

            (a) Notify the Administrative Agent promptly if it knows or has reason to know that any application, letters patent or registration relating to any Patent, Patent License, Trademark or Trademark License of the Credit Parties or any of their Subsidiaries may become abandoned, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding a Credit Party's or any of its Subsidiary's ownership of any Patent or Trademark, its right to patent or register the same, or to enforce, keep and maintain the same, or its rights under any Patent License or Trademark License.


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

            (b) Notify the Administrative Agent promptly after it knows or has reason to know of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court) regarding any Copyright or Copyright License of the Credit Parties or any of their Subsidiaries, whether (i) such Copyright or Copyright License may become invalid or unenforceable prior to its expiration or termination, or (ii) such Credit Party's or any of its Subsidiary's ownership of such Copyright, its right to register the same or to enforce, keep and maintain the same, or its rights under such Copyright License, may become affected.

            (c) (i) Promptly notify the Administrative Agent of any filing by any Credit Party or any of its Subsidiaries, either itself or through any agent, employee, licensee or designee (but in no event later than the fifteenth day following such filing), of any application for registration of any Intellectual Property with the United States Copyright Office or United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof.

                  (ii) Concurrently with the delivery of quarterly and annual financial statements of the Borrower pursuant to Section 5.1 hereof, provide the Administrative Agent and its counsel a complete and correct list of all Intellectual Property owned by or licensed to the Credit Parties or any of their Subsidiaries other than Intellectual Property previously disclosed in writing to the Administrative Agent and the Lenders on Schedule 3.16 or otherwise.

                  (iii) Upon request of the  Administrative  Agent,  execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in the Intellectual
            Property referred to in clauses (i) and (ii) and the general intangibles relating thereto or represented thereby, including, without limitation, the goodwill of the Credit Parties and their Subsidiaries relating thereto or represented thereby (or such other Intellectual Property or the general intangibles relating thereto or represented thereby as the Administrative Agent may reasonably request).

            (d) Take all actions that are reasonably necessary (including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office) to maintain each material item of Intellectual Property of the Credit Parties and their Subsidiaries, including, without limitation, payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

            (e) In the event that any Credit Party becomes aware that any Intellectual Property is infringed, misappropriated or diluted by a third party in any material respect, notify the Administrative Agent promptly after it learns thereof and, unless the Credit Parties shall reasonably determine that such Intellectual Property is not material to the business of the Credit Parties and their Subsidiaries taken as a whole, promptly sue for


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

      infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as the Credit Parties shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

      Section 5.14 Post-Closing Covenants.

            (a) No later than December 31, 2005 the Borrower shall deliver to the Lenders the balance sheets and the related statements of income and of cash flows of the Borrower for the fiscal year ended December 31, 2004, audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without a "going concern" or like qualification or exception, such financial statements to be acceptable to the Administrative Agent.

            (b) The Borrower shall be a current filer and shall be in compliance with all SEC regulations by March 31, 2006.

            (c) Within thirty (30) days after the Closing Date (or such extended period of time as agreed to by the Administrative Agent in its reasonable discretion), the Credit Parties shall use their good faith efforts to deliver to the Administrative Agent account control agreements with respect to the deposit accounts and securities accounts of the Credit Parties listed on Schedule 6.14.

            (d) Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the UCC or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Credit Parties under, the Credit Documents and all applicable Requirements of Law.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fee and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full that:


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      Section 6.1 Indebtedness.

      Each of the Credit Parties will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

            (b) Indebtedness of the Borrower and its Subsidiaries existing as of the Closing Date as referenced in the financial statements referenced in
      Section 3.1 (and set out more specifically in Schedule 6.1(b)) hereto and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

            (c) Indebtedness of the Borrower and its Subsidiaries incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total amount of all such Indebtedness shall not exceed $5,000,000 at any time outstanding;

            (d) Unsecured intercompany Indebtedness among the Credit Parties, provided that any such Indebtedness shall be (i) fully subordinated to the Credit Party Obligations hereunder on terms reasonably satisfactory to the Administrative Agent and (ii) evidenced by promissory notes which shall be pledged to the Administrative Agent as Collateral for the Credit Party Obligations;

            (e) Indebtedness and obligations owing under Secured Hedging Agreements and other Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

            (f) Indebtedness and obligations of Credit Parties owing under documentary letters of credit for the purchase of goods or other merchandise (but not under standby, direct pay or other letters of credit except for the Letters of Credit hereunder) generally;

            (g) Guaranty Obligations in respect of Indebtedness of a Credit Party to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 6.1;

            (h) Subordinated Indebtedness in a principal amount not exceeding $30,000,000 in the aggregate at any time outstanding; and

            (i) other Indebtedness of the Borrower and its Subsidiaries which does not exceed $2,500,000 in the aggregate at any time outstanding.


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      Section 6.2 Liens.

      Each of the Credit Parties will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens. Notwithstanding the foregoing, if a Credit Party shall grant a Lien on any of its assets in violation of this Section 6.2, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such assets in favor of the Administrative Agent for the ratable benefit of the Lenders and the Hedging Agreement Providers, to the extent such a Lien has not already been granted to the Administrative Agent.

      Section 6.3 Nature of Business.

      Each of the Credit Parties will not, nor will it permit any Subsidiary to, alter the character of its business in any material respect from that conducted as of the Closing Date.

      Section 6.4 Consolidation, Merger, Sale or Purchase of Assets, etc.

      Each of the Credit Parties will not, nor will it permit any Subsidiary to,

            (a) dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

                  (i)  the  sale,  transfer,   lease  or  other  disposition  of
            inventory and materials in the ordinary course of business

                  (ii) the  conversion  of cash into Cash  Equivalents  and Cash
            Equivalents into cash;

                  (iii) (A) the  disposition  of  property or assets as a direct result of a Recovery Event or (B) the sale, lease, transfer or other disposition of machinery, parts and equipment no longer used or useful in the conduct of the business of the Borrower or any of its Subsidiaries, so long as the net proceeds therefrom are used to replace such machinery, parts and equipment or to purchase or otherwise acquire new assets or property within 180 days of receipt of the net proceeds;

                  (iv) the sale,  lease or  transfer  of property or assets (for fair market value) between the Borrower and any Guarantor;

                  (v) the sale,  lease or  transfer of property or assets from a
            Credit Party other than the Borrower to another Credit Party;

                  (vi) the sale,  lease or transfer of property or assets not to exceed $1,000,000 in the aggregate in any fiscal year; and


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                  (vii) the voluntary termination of Hedging Agreements;

      provided, that, in the case of clauses (i), (iii) and (vi) above, at least seventy-five percent (75%) of the consideration received therefor by the Borrower or any other Credit Party is in the form of cash or Cash Equivalents; provided, further, that with respect to sales of assets permitted hereunder only, the Administrative Agent shall be entitled, without the consent of the Required Lenders, to release its Liens relating to the particular assets sold; or

            (b) (i) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, licenses, Intellectual Property, materials, property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein) or (ii) enter into any transaction of merger or consolidation, except for (A) investments or acquisitions permitted pursuant to Section 6.5, and (B) the merger or consolidation of a Credit Party with and into another Credit Party; provided that if the Borrower is a party thereto, the Borrower will be the surviving corporation.

      Section 6.5 Advances, Investments and Loans.

      Each of the Credit Parties will not, nor will it permit any Subsidiary to, make any Investment except for Permitted Investments.

      Section 6.6 Transactions with Affiliates.

      Except as permitted in subsection (iv) of the definition of Permitted Investments, each of the Credit Parties will not, nor will it permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

      Section 6.7 Ownership of Subsidiaries; Restrictions.

      Each of the Credit Parties will not, nor will it permit any Subsidiary to, create, form or acquire any Subsidiaries, except for (a) Domestic Subsidiaries, other than certain Immaterial Subsidiaries, which are joined as Additional
Credit Parties in accordance with the terms hereof and (b) Immaterial Subsidiaries, subject to the terms of Section 5.10. The Borrower will not sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of its Subsidiaries, nor will it permit any of its Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Capital Stock or other equity interests, except in a transaction permitted by Section 6.4.


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

      Section 6.8 Fiscal Year; Organizational Documents; Material Contracts.

      Each of the Credit Parties will not, nor will it permit any Subsidiary to, change its fiscal year or its accounting policies. Each of the Credit Parties will not, nor will it permit any Subsidiary to, amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) without the prior written consent of the Administrative Agent. Each of the Credit Parties will not, nor will it permit any Subsidiary to, without the prior written consent of the Administrative Agent, amend, modify, cancel or terminate or fail to renew or extend or permit the amendment, modification, cancellation or termination of any of the Material Contracts, except in the event that such amendments, modifications, cancellations or terminations could not reasonably be expected to have a Material Adverse Effect. The Borrower will not, without the prior written consent of the Required Lenders, amend, modify, waive or extend or permit the amendment, modification, waiver or extension of any Subordinated Indebtedness or of any documentation governing or evidencing such Subordinated Indebtedness in a manner that is adverse to the interests of the Lenders or the issuer of such Subordinated Indebtedness. Each of the Credit Parties will not, without giving 30 days' prior written notice to the Administrative Agent, change its state of incorporation, organization or formation or have more than one state of incorporation, organization or formation.

      Section 6.9 Limitation on Restricted Actions.

      Each of the Credit Parties will not, nor will it permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to
(a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, or (iv) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

      Section 6.10 Restricted Payments.

      Each of the Credit Parties will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries), and (c) so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Borrower has satisfied the requirements set


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

forth in Sections 5.14(a) and (b), the Borrower may repurchase shares of its Capital Stock in an aggregate amount not to exceed $3,000,000 during the term of this Credit Agreement.

      Section 6.11 Sale Leasebacks.

      Each of the Credit Parties will not, nor will it permit any Subsidiary to, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Subsidiary has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Subsidiary or (b) which any Credit Party or any Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Credit Party or such Subsidiary to another Person which is not another Credit Party or Subsidiary in connection with such lease.

      Section 6.12 No Further Negative Pledges.

      Each of the Credit Parties will not, nor will it permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith and
(c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

      Section 6.13 Operating Lease Obligations.

      Each of the Credit Parties will not, nor will it permit any Subsidiary to, enter into, assume or permit to exist any obligations for the payment of rent under Operating Leases which in the aggregate for all such Persons would exceed $3,250,000 in any fiscal year.

      Section 6.14 Deposit Account Control Agreements; Additional Bank Accounts.

      Each of the Credit  Parties will not, nor will it permit any Subsidiary to
(a) open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than (i) the accounts set forth on Schedule 6.14, (ii) demand deposit accounts established after the Closing Date that are subject to a Deposit Account Control Agreement, (iii) other demand deposit accounts established after the Closing Date solely as payroll and other zero balance accounts and (iv) other deposit accounts established after the Closing Date, so long as at any time the balance in any such account does not exceed $100,000 and the aggregate balance in all such accounts does not exceed $250,000, and (b) from and after the Closing Date, deposit or transfer money into any account set forth on Schedule 6.14.


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                                   ARTICLE VII

                                EVENTS OF DEFAULT

      Section 7.1 Events of Default.

      An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

            (a) Payment Default. (i) The Borrower shall fail to pay any principal on any Loan or Note when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms thereof or hereof;
      (ii) the Borrower shall fail to pay any Reimbursement Obligation when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof; (iii) the Borrower shall fail to pay any interest on any Loan or Note or any fee or other amount payable hereunder when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms thereof or hereof and such failure shall continue unremedied for three (3) Business Days; or (iv) any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing (after giving effect to any applicable grace period); or

            (b) Misrepresentation. Any representation or warranty made or deemed made herein, in the Security Documents or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Credit Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

            (c) Covenant Default. (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 5.1(a), Section 5.1(b), Section 5.2, Section 5.4,
      Section 5.7(a), Section 5.9, Section 5.14(a), Section 5.14(b) or Article VI hereof; or (ii) any Credit Party shall fail to comply with Section 5.1(c) or Section 5.1(d) and such breach or failure to comply is not cured within ten (10) Business Days of its occurrence; or (iii) any Credit Party shall fail to comply with any other covenant, contained in this Credit Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a), 7.1(b), 7.1(c)(i) or 7.1(c)(ii) above), and in the event such breach or failure to comply is capable of cure, is not cured within thirty (30) days of its occurrence; or

            (d) Debt Cross-Default. Any Credit Party or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Credit Party Obligations) in a principal amount outstanding of at least $1,000,000 in the aggregate for the Credit Parties and their Subsidiaries beyond the period of grace (not to


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

      exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness in a principal amount outstanding of at least $1,000,000 in the aggregate for the Credit Parties and their Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or (iii) breach or default in any material respect under any Secured Hedging Agreement; or

            (e) Other Cross-Default. The Credit Parties or any of their Subsidiaries shall default in (i) the payment when due under any Material Contract or (ii) in the performance or observance, of any obligation or condition of any Material Contract and such failure to perform or observe such other obligation or condition continues unremedied for a period of thirty (30) days after notice of the occurrence of such default unless, but only as long as, the existence of any such default is being contested by the Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Subsidiary to the extent required by GAAP.

            (f) Bankruptcy Event. (i) The Borrower or any of the Borrower's Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of the Borrower's Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any of the Borrower's Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or any of the Borrower's Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or


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

            (g) Judgment Default. One or more judgments or decrees shall be entered against any Credit Party or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

            (h) ERISA Default. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of any Credit Party or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Credit Party or any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, has or could reasonably be expected to have a Material Adverse Effect; or

            (i) Change of Control. There shall occur a Change of Control; or

            (j) Failure of Guaranty. The Guaranty or any provision thereof shall cease to be in full force and effect or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm any Guarantor's obligations under the Guaranty; or

            (k) Failure of Credit Documents. Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers, priority and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive), or any Credit Party or any Person acting by or on behalf of any Credit Party shall assert in writing any of the foregoing or shall (i) deny or disaffirm such Person's obligations under this Credit Agreement or any other Credit Document or (ii) assert the invalidity or lack of perfection or priority of any Lien granted to the Administrative Agent pursuant to the Security Documents; or

            (l) Subordinated Indebtedness Default. Any default (which is not waived or cured within the applicable period of grace) or event of default shall occur under any document governing or evidencing any Subordinated Indebtedness or the subordination


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

      provisions contained therein shall cease to be in full force and effect or to give the Lenders the rights, powers and privileges purported to be created thereby; or

            (m) Medical Reimbursement Program Suspension. Any Credit Party shall be suspended or excluded from (i) any Medicaid Provider Agreement, Medicaid Certification, Medicare Provider Agreement, Medicare Certification or (ii) any Medical Reimbursement Program, where such exclusion or suspension arises from fraud or other claims or allegations which could reasonably be expected to have a Material Adverse Effect.

      Section 7.2 Acceleration; Remedies.

      Upon the  occurrence of an Event of Default,  then, and in any such event,
(a) if such event is a Bankruptcy Event, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and the Borrower shall immediately pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount which may be drawn under such Letters of Credit and (ii) the Administrative Agent may exercise on behalf of the Lenders all of its other rights and remedies under this Credit Agreement, the other Credit Documents and applicable law, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; (iii) exercise any rights or remedies of the Administrative Agent or the Lenders under this Credit Agreement or any other Credit Document, including, without limitation, any rights or remedies with respect to the Collateral; and (iv) exercise any rights or remedies available to the Administrative Agent or Lenders under applicable law.


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                                  ARTICLE VIII

                                    THE AGENT

      Section 8.1 Appointment.

      Each Lender hereby irrevocably designates and appoints Wachovia as the Administrative Agent of such Lender under this Credit Agreement, and each such Lender irrevocably authorizes Wachovia, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Credit Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Credit Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or otherwise exist against the Administrative Agent.

      Section 8.2 Delegation of Duties.

      The Administrative Agent may execute any of its duties under this Credit Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint one of its affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

      Section 8.3 Exculpatory Provisions.

      Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Credit Agreement (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Credit Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by any Credit Party of any of the agreements contained in, or conditions of, this Credit Agreement, or to inspect the properties, books or records of any Credit Party.


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      Section 8.4 Reliance by Administrative Agent.

            (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an executed Commitment Transfer Supplement has been filed with the Administrative Agent pursuant to Section 9.6(c) with respect to the Loans evidenced by such Note. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Credit Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

            (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

      Section 8.5 Notice of Default.

      The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Credit Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.


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

      Section 8.6 Non-Reliance on Administrative Agent and Other Lenders.

      Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower or any other Credit Party and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Credit Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

      Section 8.7 Indemnification.

      The Lenders agree to indemnify each of the Administrative Agent, Issuing Lenders and the Swingline Lender in its capacity hereunder and their respective Subsidiaries, Affiliates, officers, directors, employees, agents and attorneys-in-fact acting on their behalf in such capacity (each an "Indemnified Party") (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to such Lenders' respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against such Indemnified Party in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by an Indemnified Party under or in connection with any of the foregoing; provided, however, that no Lender shall be liable to an Indemnified Party for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such Indemnified Party's gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section 8.7 shall survive the termination of this Credit


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

Agreement and payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder.

      Section 8.8 Administrative Agent in Its Individual Capacity.

      The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Credit Parties as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

      Section 8.9 Successor Administrative Agent.

      The  Administrative  Agent may resign as Administrative  Agent upon thirty
(30) days' prior written notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Credit Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor agent shall have capital of at least $500,000,000 and be approved by the Borrower (such approval not to be unreasonably withheld) so long as no Default or Event of Default has occurred and is continuing, whereupon such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Credit Agreement or any holders of the Notes. If no successor Administrative Agent has accepted appointment as Administrative Agent within thirty (30) days after the retiring Administrative Agent's giving notice of resignation, the retiring Administrative Agent shall have the right, on behalf of the Lenders, to appoint a successor administrative agent, which successor shall have capital of at least $500,000,000 and be approved by the Borrower (such approval not to be unreasonably withheld) so long as no Default or Event of Default has occurred and is continuing. If no successor administrative agent has accepted appointment as Administrative Agent within sixty (60) days after the retiring Administrative Agent's giving notice of resignation, the retiring Administrative Agent's resignation shall nevertheless become effective and the Lenders shall perform all duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the indemnification provisions of this Credit Agreement and the other Credit Documents and the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.


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

      Section 8.10 Other Agents.

      None of the  Lenders or other  Persons  identified  on the facing  page or signature pages of this Credit Agreement as a "syndication agent," "co-syndication agent," "documentation agent," "co-documentation agent," "co-agent," "book manager," "book runner," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

      Section 8.11 Releases.

      The Administrative Agent may release any Guarantor and any Lien on any Collateral that is sold or otherwise disposed of in accordance with the terms of this Credit Agreement or as otherwise permitted by the Lenders or Required Lenders, as applicable.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.1 Amendments, Waivers and Release of Collateral.

      Neither this Credit Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section nor may the Borrower or any Guarantor be released except in accordance with the provisions of this Section 9.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower or any other Credit Party written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower or any other Credit Party hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall:

                  (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (except in connection with a waiver of interest at the increased post-default rate set forth in Section 2.9, which shall be determined by a vote of the Required Lenders) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's


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

            Commitment, in each case without the written consent of each Lender directly affected thereby; provided that, it is understood and agreed that no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.7(b), nor any amendment of
            Section 2.7(b) or the definitions of Asset Disposition, Debt Issuance, Equity Issuance, Excess Cash Flow, or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, any principal installment of any Loan or Note; or

                  (ii) amend, modify or waive any provision of this Section 9.1, without the written consent of all the Lenders directly affected thereby; or

                  (iii) reduce the  percentage  specified in the  definition  of
            Required Lenders, without the written consent of all the Lenders; or

                  (iv) amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent; or

                  (v) release the  Borrower or all or  substantially  all of the
            Guarantors from their respective obligations hereunder or under the Guaranty, without the written consent of all of the Lenders and, to the extent the Secured Hedging Agreements will cease to rank pari passu with the Credit Party Obligations in connection therewith, all of the Hedging Agreement Providers; or

                  (vi) release all or substantially all of the Collateral without the written consent of all of the Lenders and, to the extent the Secured Hedging Agreements will cease to rank pari passu with the Credit Party Obligations in connection therewith, all of the Hedging Agreement Providers; or

                  (vii) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders, without the written consent of all of the Required Lenders or Lenders as appropriate; or

                  (viii) without the consent of Lenders holding in the aggregate more than fifty percent (50%) of the outstanding Revolving Commitments (or if the Revolving Commitments have been terminated, the outstanding Revolving Loans), amend, modify or waive any provision in Section 4.2 or waive any Default or Event of Default (or amend any Credit Document to effectively waive any Default or Event of Default) if the effect of such waiver is that the Lenders shall be required to fund Revolving Loans when such Lenders would otherwise not be required to do so; or

                  (ix)  amend,  modify  or waive  any  provision  of the  Credit
            Documents affecting the rights or duties of the Administrative Agent, the Issuing Lender or the Swingline Lender under any Credit Document without the written consent of


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

            the  Administrative  Agent,  the Issuing Lender and/or the Swingline
            Lender,   as  applicable,   in  addition  to  the  Lenders  required
            hereinabove to take such action; or

                  (x) require any Lender to make available Interest Periods with a duration  longer than 6 months without the consent of such Lender;
            or

                  (xi) amend,  modify or waive the order in which  Credit  Party
            Obligations are paid in Section 2.7(b)(vi) or Section 2.12(b), without the written consent of each Lender and each Hedging Agreement Provider directly affected thereby; or

                  (xii) amend the  definitions  of "Credit  Party  Obligations,"
            Secured Hedging Agreement," or "Hedging Agreement Provider" without the consent of any Hedging Agreement Provider that would be adversely affected thereby;

provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent, the Issuing Lender or the Swingline Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, the Issuing Lender and/or the Swingline Lender, as applicable, in addition to the Lenders required hereinabove to take such action.

      Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default permanently waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

      Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9); provided, however, that the Administrative Agent will provide written notice to the Borrower of any such amendment, modification or waiver.

      Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

      Section 9.2 Notices.

      Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and,


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

unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case addressed as follows in the case of the Borrower, the other Credit Parties and the Administrative
Agent, and in the case of each Lender, as set forth in such Lender's Administrative Details Form or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

     The Borrower                   Bradley Pharmaceuticals, Inc.
     and the other                  383 Route 46 West
     Credit Parties:                Fairfield, New Jersey  07084-2402
                                    Attention:       R. Brent Lenczycki,
                                                     Chief Financial Officer
                                    Telecopier:      (973) 575-5366
                                    Telephone:       (973) 882-1505 (x510)

                                    with a copy to:

                                    Epstein Becker & Green, P.C.
                                    250 Park Avenue
                                    New York, New York  10177
                                    Attention:       Theodore L. Polin, Esq.
                                    Telecopier:      (212) 878-8622
                                    Telephone:       (212) 351-4522

     The Administrative             Wachovia Bank, National Association,
     Agent:                           as Administrative Agent
                                    Charlotte Plaza
                                    201 South College Street, CP-8
                                    Charlotte, North Carolina  28288-0680
                                    Attention:       Syndication Agency Services
                                    Telecopier:      (704) 383-0288
                                    Telephone:       (704) 715-8946

                                    with a copy to:

                                    Wachovia Bank, National Association,
                                    One Wachovia Center, DC-5
                                    Charlotte, North Carolina  28288-0737
                                    Attention:       Scott Santa Cruz
                                    Telecopier:      (704) 383-7611
                                    Telephone:       (704) 383-1988


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

      Section 9.3 No Waiver; Cumulative Remedies.

      No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      Section 9.4 Survival of Representations and Warranties.

      All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing under the Credit Documents have been paid in full.

      Section 9.5 Payment of Expenses and Taxes.

      The Credit Parties agree (a) to pay or reimburse the Administrative Agent and the Arranger for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Credit Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent and the Arranger, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement and the other Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), and (c) on demand, to pay, indemnify, and hold each Lender, the Administrative Agent and the Arranger harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, (d) to pay, indemnify, and hold each Lender, the Administrative Agent, the Arranger and their Affiliates and their respective officers, directors, employees, partners, members, counsel, agents, representatives, advisors and affiliates (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans and (e) to pay any civil penalty or fine assessed by the U.S. Department of the Treasury's Office of Foreign Assets Control against, and all reasonable costs and expenses (including counsel fees and


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

disbursements) incurred in connection with defense thereof by the Administrative Agent or any Lender as a result of the funding of Loans, the issuance of Letters of Credit, the acceptance of payments or of Collateral due under the Credit Documents (all of the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Borrower shall not have any obligation hereunder to an Indemnitee with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment. The agreements in this Section 9.5 shall survive repayment of the Loans, Notes and all other amounts hereunder.

      Section 9.6 Successors and Assigns; Participations; Purchasing Lenders.

            (a) This Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of each Lender.

            (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Credit Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate set forth in Section 2.9, which shall be determined by a vote of the Required Lenders) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect; provided that, it is understood and agreed that
      (A) no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.7(b), nor any amendment of Section 2.7(b) or the definitions of Asset Disposition, Debt Issuance, Equity Issuance, Excess Cash Flow, or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, the scheduled date of maturity of, or any installment of, any Loan or Note, (B) a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and (C) an increase in any Commitment or Loan shall be permitted without consent of any participant if the Participant's participation is not increased as a result thereof, (ii) release all or substantially all of the Guarantors from their obligations under the Guaranty, (iii) release all or substantially all of the Collateral, or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement. In the case of any such participation, the Participant shall not have any rights under this Credit Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, 2.17, 2.18 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided further, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time, sell or assign to any Lender or any Affiliate or Approved Fund and, with the consent of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower (in each case, which consent shall not be unreasonably withheld or delayed), to one or more additional banks, insurance companies, funds or financial institutions or entities (each such Lender, Affiliate, Approved Fund, bank, insurance company, fund or financial institution or entity, a "Purchasing Lender"), all or any part of its rights and obligations under this Credit Agreement and the Notes in minimum amounts of (i) $2,000,000 with respect to its Revolving Commitment or its Revolving Loans and (ii) $1,000,000 with respect to its Term Loan Commitment (or, if less, the entire amount of such Lender's obligations), pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender and such transferor Lender (and, to the extent required above, the Administrative Agent and the Borrower), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that any sale or assignment to an existing Lender or an Affiliate or Approved Fund of an existing Lender shall not require the consent of the Administrative Agent or the Borrower nor shall any such sale or assignment be subject to the minimum assignment amounts specified herein and the amount of contemporaneous assignments in respect of any assigning Lender and its Approved Funds shall be aggregated for purposes of such requirement. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (A) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (B) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Credit Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Credit Agreement, such transferor Lender shall cease to be a party hereto; provided, however, that such Lender shall still be entitled to any indemnification rights that expressly survive hereunder). Such Commitment Transfer Supplement shall


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

      be deemed to amend this Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Credit Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Notes delivered to the Administrative Agent pursuant to such Commitment Transfer Supplement new Notes to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "canceled". Notwithstanding anything to the contrary contained in this Section 9.6, a Lender may assign any or all of its rights under this Credit Agreement to an Affiliate or an Approved Fund of such Lender without delivering a Commitment Transfer Supplement to the Administrative Agent; provided, however, that (1) the Credit Parties and the Administrative Agent may continue to deal solely and directly with such assigning Lender until a Commitment Transfer Supplement has been delivered to the Administrative Agent for recordation on the Register, (2) the failure of such assigning lender to deliver a Commitment Transfer Supplement to the Administrative Agent shall not affect the legality, validity or binding effect of such assignment and (3) a Commitment Transfer Supplement between the assigning Lender, an Affiliate or Approved Fund of such Lender shall be effective as of the date specified in such Commitment Transfer Supplement.

            (d) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. A Loan (and the related
      Note) recorded on the Register may be assigned or sold in whole or in part upon registration of such assignment or sale on the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. In the case of an assignment pursuant to the last sentence of Section 9.6(c) as to which a Commitment Transfer Supplement is not delivered to the Administrative Agent, the assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of the Credit Parties, maintain a comparable register on behalf of the Credit Parties. In the event that any Lender sells participations in a Loan recorded on the Register, such Lender shall maintain a register on which it enters the name of all participants in such Loans held by it (the "Participant Register"). A Loan recorded on the Register (and the registered Note, if any, evidencing the same) may be participated in whole or in part only by


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      registration of such  participation on the Participant  Register (and each registered Note shall expressly so provide). Any participation of such Loan recorded on the Register (and the registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

            (e) Upon its receipt of a duly executed Commitment Transfer Supplement, together with payment to the Administrative Agent by the transferor Lender or the Purchasing Lender, as agreed between them, of a registration and processing fee of $3,500.00 for each Purchasing Lender (other than a Purchasing Lender that is an Affiliate or an Approved Fund of the transferor Lender) listed in such Commitment Transfer Supplement and the Notes subject to such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement,
      (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

            (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Credit Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Subsidiaries prior to becoming a party to this Credit Agreement, in each case subject to Section 9.15.

            (g) At the time of each assignment pursuant to this Section 9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Tax Exempt Certificate) described in Section 2.18.

            (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Credit Agreement (including, without limitation, any right to payment of principal and interest under any Note) to secure obligations of such Lender, including without limitation, (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) in the case of any Lender that is a fund or trust or entity that invests in commercial bank loans in the ordinary course of business, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders; it being understood that the requirements for assignments set forth in this Section 9.6 shall not apply to any such pledge or assignment of a security interest, except with respect to any foreclosure or similar action taken by such pledgee or assignee with respect to such pledge or assignment; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto and no such pledgee or assignee shall have any voting rights under this Credit Agreement unless and until the


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      requirements  for  assignments  set forth in this Section 9.6 are complied with in connection with any foreclosure or similar action taken by such pledgee or assignee.

      Section 9.7 Adjustments; Set-off.

            (a) Each Lender agrees that if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, a Bankruptcy Event or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

            (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower or the applicable Credit Party, any such notice being expressly waived by the Credit Parties to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held by or owing to such Lender or any branch or agency thereof to or for the credit or the account of the Borrower or any other Credit Party, or any part thereof in such amounts as such Lender may elect, against and on account of the Loans and other Credit Party Obligations of the Borrower and the other Credit Parties to the Administrative Agent and the Lenders and claims of every nature and description of the Administrative Agent and the Lenders against the Borrower and the other Credit Parties, in any currency, whether arising hereunder, under any other Credit Document or any Secured Hedging Agreement pursuant to the terms of this Credit Agreement, as such Lender may elect, whether or not the Administrative Agent or the Lenders have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Borrower, any other Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower or any other Credit Party, or against anyone else claiming through or against the Borrower, any other Credit Party or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or


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

      attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      Section 9.8 Table of Contents and Section Headings.

      The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

      Section 9.9 Counterparts.

      This Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

      Section 9.10 Effectiveness.

      This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section
9.2 or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

      Section 9.11 Severability.

      Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 9.12 Integration.

      This Agreement and the other Credit Documents represent the agreement of the Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Credit Parties or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

      Section 9.13 Governing Law.

      This Agreement and, unless otherwise specified therein, the other Credit Documents and the rights and obligations of the parties under this Credit Agreement and the other Credit Documents shall be governed by, and construed and interpreted in accordance with, the law of


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

the State of New York without regard to conflict of laws principles thereof (other than Sections 5-1401 and 5-1402 of The New York General Obligations Law).

      Section 9.14 Consent to Jurisdiction and Service of Process.

      All judicial proceedings brought against the Borrower and/or any other Credit Party with respect to this Credit Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Credit Agreement, each of the Borrower and the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement, any Note or any other Credit Document from which no appeal has been taken or is available. Each of the Borrower and the other Credit Parties irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the each of the Borrower and the other Credit Parties to be effective and binding service in every respect. Each of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower or the other Credit Parties in the court of any other jurisdiction.

      Section 9.15 Arbitration.

            (a) Notwithstanding the provisions of Section 9.14 to the contrary, upon demand of any party hereto, whether made before or within three (3) months after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Credit Agreement and other Credit Documents ("Disputes") between or among parties to this Credit Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Credit Agreement.

            Arbitration shall be conducted under and governed by the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration
      Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within ninety (90) days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then


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

      no more than a total extension of sixty (60) days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties hereto do not waive applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Hedging Agreements.

            (b) Notwithstanding the preceding binding arbitration provisions, the Administrative Agent, the Lenders, the Borrower and the other Credit Parties agree to preserve, without diminution, certain remedies that the Administrative Agent on behalf of the Lenders may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Administrative Agent on behalf of the Lenders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

            (c) The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

            (d) By execution and delivery of this Credit Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available.

      Section 9.16 Confidentiality.

      The Administrative Agent and each of the Lenders agrees that during the Commitment Period and for one (1) year thereafter, without the prior consent of the Borrower, it will use its best efforts not to disclose any information with respect to the Credit Parties which is furnished pursuant to this Credit Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in


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writing as  confidential  or as to which it is otherwise  reasonably  clear such information is not public, except that any Lender may disclose any such information (a) to its employees, Affiliates, auditors and counsel or to another Lender, (b) as has become generally available to the public other than by a breach of this Section 9.16, (c) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency or the National Association of Insurance Commissioners or similar organizations (whether in the United States or elsewhere) or their successors, (d) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (e) to any prospective Participant or assignee or pledgee in connection with any contemplated transfer pursuant to Section 9.6; provided that such prospective transferee shall have been made aware of this
Section 9.16 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement, (f) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications, (g) in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with the Credit Documents or any Secured Hedging Agreement, (h) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16), (i) any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (j) to a Person that is an investor or prospective investor in a Securitization (as defined below) that agrees that its access to information regarding the Borrower and the Loans is solely for purposes of evaluating an investment in such Securitization; provided that such Person shall have been made aware of this
Section 9.16 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement, or (k) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization; provided that such Person shall have been made aware of this Section 9.16 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement. For purposes of this Section "Securitization" shall mean a public or private offering by a Lender or any of its affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized in whole or in part by, the Loans.

      Section 9.17 Acknowledgments.

      The Borrower and the other Credit Parties each hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in


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

      connection with this Credit Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

            (c) no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders.

      Section 9.18 Waivers of Jury Trial; Waiver of Consequential Damages.

      THE BORROWER, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. Each of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders agree not to assert any claim against any other party to this Credit Agreement or any their respective directors, officers, employees, attorneys, Affiliates or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein.

      Section 9.19 Patriot Act Notice.

      Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

                                    ARTICLE X

                                    GUARANTY

      Section 10.1 The Guaranty.

      In order to induce the Lenders to enter into this Credit Agreement and any Hedging Agreement Provider to enter into any Secured Hedging Agreement and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder and any Secured Hedging Agreement, each of the Guarantors hereby agrees with the Administrative Agent, the Lenders and the Hedging Agreement Providers as follows: the Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Administrative Agent, the Lenders and the Hedging Agreement Providers. If any or all of the indebtedness becomes due and payable hereunder or


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

under any Secured Hedging Agreement, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Lenders, the Hedging Agreement Providers, or their respective order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Credit Party Obligations. The word
"indebtedness" is used in this Article X in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower, including specifically all Credit Party Obligations, arising in connection with this Credit Agreement, the other Credit Documents or any Secured Hedging Agreement, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

      Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

      Section 10.2 Bankruptcy.

      Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Credit Party Obligations of the Borrower to the Lenders and any Hedging Agreement Provider whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(f), and unconditionally promises to pay such Credit Party Obligations to the Administrative Agent for the account of the Lenders and to any such Hedging Agreement Provider, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent, any Lender or any Hedging Agreement Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

      Section 10.3 Nature of Liability.

      The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor's liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower


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or by  any  other  party,  or  (b)  any  other  continuing  or  other  guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent, the Lenders or any Hedging Agreement Provider on the Credit Party Obligations which the Administrative Agent, such Lenders or such Hedging Agreement Provider repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

      Section 10.4 Independent Obligation.

      The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

      Section 10.5 Authorization.

      Each of the Guarantors authorizes the Administrative Agent, each Lender and each Hedging Agreement Provider without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Credit Agreement and any Secured Hedging Agreement, as applicable, including any increase or decrease of the rate of interest thereon,
(b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Credit Party Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, Guarantors, the Borrower or other obligors.

      Section 10.6 Reliance.

      It is not necessary for the Administrative Agent, the Lenders or any Hedging Agreement Provider to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Credit Party Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

      Section 10.7 Waiver.

            (a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, any Lender


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      or any Hedging Agreement Provider to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent's, any Lender's or any Hedging Agreement Provider's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Credit Party Obligations (other than contingent indemnity obligations), including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Credit Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability
      of  the  Borrower   other  than  payment  in  full  of  the  Credit  Party
      Obligations. The Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent or any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Credit Party Obligations have been paid in full and the Commitments have been terminated. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

            (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

            (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders or any Hedging Agreement Provider against the Borrower or any other guarantor of the Credit Party Obligations of the Borrower owing to the Lenders or such Hedging Agreement Provider (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Credit Party Obligations shall have been paid in full and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Lenders or any Hedging Agreement Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party


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      Obligations  of the  Borrower  and  any  benefit  of,  and  any  right  to participate in, any security or collateral given to or for the benefit of the Lenders and/or the Hedging Agreement Providers to secure payment of the Credit Party Obligations of the Borrower until such time as the Credit Party Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments have been terminated.

      Section 10.8 Limitation on Enforcement.

      The Lenders and the Hedging Agreement Providers agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders or such Hedging Agreement Provider (only with respect to obligations under the applicable Secured Hedging Agreement) and that no Lender or Hedging Agreement Provider shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Credit Agreement and for the benefit of any Hedging Agreement Provider under any Secured Hedging Agreement. The Lenders and the Hedging Agreement Providers further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.

      Section 10.9 Confirmation of Payment.

      The Administrative Agent and the Lenders will, upon request after payment of the indebtedness and obligations which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.


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      IN WITNESS  WHEREOF,  the parties hereto have caused this Credit Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:                                         BRADLEY PHARMACEUTICALS, INC.,
                                                  a Delaware corporation

                                                  By: /s/ R. Brent Lenczycki
                                                      --------------------------
                                                  Name:  R. Brent Lenczycki
                                                  Title: CFO & Vice President

GUARANTORS:                                       DOAK DERMATOLOGICS, INC.,
                                                  a New York corporation

                                                  By: /s/ R. Brent Lenczycki
                                                      --------------------------
                                                  Name:  R. Brent Lenczycki
                                                  Title: CFO & Vice President

                                                  BIOGLAN PHARMACEUTICALS CORP.,
                                                  a Delaware corporation

                                                  By: /s/ R. Brent Lenczycki
                                                      --------------------------
                                                  Name:  R. Brent Lenczycki
                                                  Title: CFO & Vice President

ADMINISTRATIVE AGENT
AND LENDERS:                             WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as Administrative Agent and as a Lender

                                         By: /s/ Scott Santa Cruz
                                             -----------------------------------
                                         Name:  Scott Santa Cruz
                                         Title: Director

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